EXHIBIT 10.1
PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
BY AND BETWEEN
SPT — SWRC, LLC,
a Delaware limited liability company
as
“Buyer”
and
PULTE HOME CORPORATION,
a Michigan corporation
as
“Seller”

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Page
Section 15.20	Tax Free Exchanges	24

EXHIBITS

A	-	DESCRIPTION OF LAND
B	-	ASSIGNED AGREEMENTS
C	-	ESCROW HOLDER’S GENERAL PROVISIONS
D	-	FORM OF DEED
E	-	FORM OF ASSIGNMENT OF CONTRACTS
F	-	FORM OF BILL OF SALE
G	-	FORM OF FIRPTA AND CALFIRPTA CERTIFICATES
H	-	FORM OF ROFR AGREEMENT
I	-	LIST OF BONDS AND SIAS
J	-	IRREVOCABLE STANDBY LETTER OF CREDIT
K	-	FORM OF DEED OF TRUST
L	-	FORM OF BOND

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PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
          THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Agreement”) is made as of December 23, 2008 (the “Effective Date”), by and between SPT — SWRC, LLC, a Delaware limited liability company (“Buyer”), and PULTE HOME CORPORATION, a Michigan corporation (“Seller”).
ARTICLE I.
PURCHASE AND SALE
     Section 1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the following:
          (a) those certain parcels of land situated in Riverside County, California, commonly known as a portion of Winchester Ranch and more particularly described in Exhibit A attached hereto and made a part hereof (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the “Land”);
          (b) any buildings, structures, fixtures and other improvements affixed to or located on the Land (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”); and
          (c) any and all of Seller’s right, title and interest in and to (i) all assignable contracts and agreements (collectively, the “Assigned Agreements”) listed and described on Exhibit B attached hereto and made a part hereof, (ii) all permits, licenses, approvals, entitlements and authorizations issued by any governmental authority in connection with the Property, and (iii) any prepaid credits, deposits and prepaid fees with respect to the Property, except as otherwise provided in Article XIII below (the property described in clause (c) of this Section 1.1 being sometimes herein referred to collectively as the “Intangibles”).
     Section 1.2 Property Defined. The Land and the Improvements are hereinafter sometimes referred to collectively as the “Real Property.” The Land, the Improvements and the Intangibles are hereinafter sometimes referred to collectively as the “Property.”
     Section 1.3 Purchase Price. Seller is to sell and Buyer is to purchase the Property for the amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the “Purchase Price”).
     Section 1.4 Payment of Purchase Price. The Purchase Price shall be payable in full through Escrow at Closing in cash by wire transfer of immediately available funds to a bank account designated by Seller in writing to Buyer prior to the Closing. Not less than one (1) business day prior to the Closing, Buyer shall deposit with the Escrow Holder (as defined in Section 1.5 below), in cash or immediately available funds, the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, minus the amount of the Deposit (as defined in Section 1.5 below) previously deposited by Buyer with Escrow Holder and any interest earned on the Deposit while held in Escrow.
     Section 1.5 Deposit. Upon execution of this Agreement, Buyer shall deposit with First American Title Insurance Company (the “Escrow Holder”), having its office at 5 First American Way, Santa Ana, California 92707, Attention: Jeanne Gould, a fully executed original of this Agreement and Buyer shall have delivered the sum of One Hundred Thousand Dollars ($100,000.00) (the “Deposit”) in good funds either by certified bank or cashier’s check or by federal wire transfer. Escrow Holder shall hold the Deposit in an interest-bearing account of a federally insured bank or savings and loan association acceptable to Buyer. The Deposit and all interest accrued on the Deposit while held by Escrow Holder shall be credited to the Purchase Price upon the close of Escrow. Buyer shall be responsible for the payment of all costs and fees imposed on the Deposit account. Except as otherwise specifically provided in Sections 2.5 and 7.2, and Article VIII hereof, and subject to the timely satisfaction of all conditions precedent to Buyer’s obligations set forth in Section 4.6 hereof (or the express written waiver thereof by Buyer, in Buyer’s sole discretion), the Deposit and the accrued interest thereon shall be nonrefundable to Buyer upon Buyer’s delivery to Escrow Holder of its written approval of the contingencies set forth in Section 3.1.
     Section 1.6 Deposit as Liquidated Damages. AFTER THE EXPIRATION OF THE CONTINGENCY PERIOD, THE DEPOSIT (AND ALL INTEREST EARNED FROM THE INVESTMENT THEREOF WHILE HELD BY ESCROW HOLDER) SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED AS A RESULT OF BUYER’S DEFAULT. THE PARTIES ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT SO CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY EXECUTING THIS SECTION 1.6 BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT (AND ALL INTEREST EARNED FROM THE INVESTMENT THEREOF WHILE HELD BY ESCROW HOLDER) HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND NOT A PENALTY, AND SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER ARISING FROM A FAILURE OF THE SALE TO CLOSE DUE TO BUYER’S DEFAULT AND SELLER HEREBY WAIVES ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY (INCLUDING, WITHOUT LIMITATION, ANY RIGHTS TO SPECIFIC PERFORMANCE THAT SELLER MAY HAVE AND SELLER SPECIFICALLY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTIONS 1680 AND 3389, WITH RESPECT TO SELLER’S REMEDIES AGAINST BUYER ARISING FROM A FAILURE OF THE SALE TO CLOSE DUE TO BUYER’S DEFAULT). IN ADDITION, BUYER SHALL PAY ALL TITLE, SURVEY AND ESCROW CANCELLATION CHARGES. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THIS SECTION 1.6 LIMIT THE DAMAGES RECOVERABLE BY EITHER PARTY AGAINST THE OTHER PARTY DUE TO THE OTHER PARTY’S OBLIGATION TO INDEMNIFY SUCH PARTY IN ACCORDANCE WITH THIS AGREEMENT. BY THEIR SEPARATELY EXECUTING THIS SECTION 1.6 BELOW, BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND

THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

SELLER:		BUYER:	By William A. Shopoff, President and CEO of Shopoff Properties Trust, Inc., a Maryland corporation, as Managing Member of Shopoff General Partner, LLC, a Delaware LLC, as General Partner of Shopoff Partners, LP, a Delaware LP as Managing Member of SPT-SWRC, LLC

PULTE HOME CORPORATION, a Michigan corporation		SPT-SWRC, LLC, a Delaware limited liability company

By:	/s/ Scott Pasternak	By:	/s/ William A. Shopoff

Name:	Scott Pasternak	Name:	William A. Shopoff
Title:	Attorney-in-Fact	Title:	President & CEO
     Section 1.7 Escrow Holder. Escrow Holder’s General Provisions are attached hereto as Exhibit C and made a part hereof.
ARTICLE II.
TITLE AND SURVEY
     Section 2.1 Review of Title Documents. First American Title Insurance Company, Attn: Hugo Tello (the “Title Company”) shall deliver to Buyer, within two (2) business days after the Effective Date, a preliminary title report for the Land (the “Preliminary Report”), together with copies of all underlying documents and a plotting of easements. Buyer shall have until the expiration of the Contingency Period to review and approve the Preliminary Report. Unless Buyer gives Seller and Escrow Holder written notice of Buyer’s disapproval of any exception set forth in the Preliminary Report prior to the expiration of the Contingency Period, Buyer shall be deemed to have approved of the Preliminary Report. If Buyer timely gives written notice to Seller and to Escrow Holder of Buyer’s disapproval of any exception set forth on the Preliminary Report, then this Agreement shall terminate.
     Section 2.2 Pre-Closing “Gap” Title Defects. At or prior to Closing, Buyer may notify Seller in writing (the “Gap Notice”) of any objections or exceptions to title (a) raised in writing by the Title Company between the expiration of the Contingency Period and the Closing and (b) not disclosed by the Title Company prior to the expiration of the Contingency Period. If Buyer fails to notify Seller of such objection to title within one (1) business day of being made aware of the existence of such written exception, then Buyer shall be deemed to have accepted such new exception, which shall be included as a Permitted Exception. If Buyer sends a Gap Notice to Seller, then Seller shall have one (1) business day after receipt of the Gap Notice to notify Buyer that Seller either (a) will remove such objectionable exception from title on or before the Closing, provided that Seller may extend the Closing for such period (not to go beyond December 30, 2008) as shall be required to effect such cure; or (b) elects not to cause such exception to be removed (a “Non-Removal Notice”). If Seller fails to notify Buyer of its election within said one (1) business day period, then Seller shall be deemed to have delivered a Non-Removal Notice as to that exception. The procurement by Seller of a commitment for the issuance of the Title Policy (as defined in Section 2.4 hereof) or an endorsement thereto satisfactory to Buyer in its sole discretion and insuring Buyer against any title exception which was disapproved pursuant to this Section 2.2 shall be deemed a cure by Seller of such disapproval. If Seller gives (or is deemed to have given) Buyer a Non-Removal Notice, then Buyer shall have one (1) business day within which to notify Seller in writing that Buyer elects to either (i) nevertheless proceed with the purchase and take title to the Real Property subject to such exceptions, or (ii) terminate this Agreement pursuant to the provisions of Section 2.5 below. If Buyer fails to notify Seller in writing of its election within said one (1) business day period, then Buyer shall be deemed to have elected to proceed with the purchase and take title to the Land subject to such exceptions, which shall be included as Permitted Exceptions. Notwithstanding anything to the contrary in this Section 2.2, (x) Buyer shall not have the right to object to (i) any matters disclosed by a survey of the Property provided by Buyer to the Title Company following the Contingency Period, or (ii) any matters caused by or on behalf of Buyer, and (y) in no event shall the Closing occur later than December 30, 2008.
     Section 2.3 Permitted Exceptions. A condition to Closing shall be the commitment of the Title Company to issue to Buyer, at Closing, the Title Policy subject to the following matters, which are hereinafter referred to as the “Permitted Exceptions”:
          (a) those matters disclosed in the preliminary title report or any supplemental report that are either approved or deemed approved by Buyer in accordance with Section 2.1 or 2.2 hereof;
          (b) the lien of all ad valorem real estate taxes, special taxes and assessments not yet delinquent as of the date of Closing, subject to proration as herein provided;
          (c) local, state and federal laws, ordinances or governmental regulations, including but not limited to building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Real Property;
          (d) items shown or that would be shown on any survey of the Real Property and not disapproved by Buyer pursuant to Section 2.1 above;
          (e) the usual printed exceptions and exclusions contained in such title insurance polices;
          (f) matters caused by or on behalf of Buyer;
          (g) matters contemplated by this Agreement, including, without limitation, matters resulting from the recordation of Tract Map No. 30266-2 (which map may, but is not required, to be recorded prior to Closing).
     Section 2.4 Conveyance of Title. At Closing, Seller shall convey the Real Property to Buyer by execution and delivery of a Deed (as defined in Section 4.2(a) hereof). As a condition to Closing, the Title Company shall be prepared to issue a CLTA Standard Coverage Owner’s Policy of Title Insurance (the “Title Policy”) covering the Real Property, in the full amount of the Purchase Price, subject only to the Permitted Exceptions; provided, however, that Buyer may elect to obtain an ALTA Extended Coverage Owner’s Policy of Title Insurance provided that Buyer pays any excess expense (as contemplated by Section 4.5 below) and timely provides any required survey or other documents. Buyer’s performance under this Agreement shall not be excused if Buyer is unable to timely obtain such extended title coverage. Additionally, if Buyer is delivering to Seller Buyer’s Deed of Trust pursuant to Article XI below, then as a condition to Closing for Seller’s benefit, the Title Company shall irrevocably and unconditionally be prepared to issue to Seller on the Closing an ALTA Lender’s Policy of Title Insurance (the “ Lender’s Policy”) covering the Property, in the amount set forth in Section 11.1 below, subject only to those items in place immediately upon the occurrence of the recordation of the Deed (and prior to the recordation of any financing obtained by Buyer).
     Section 2.5 Rights Upon Termination. If this Agreement is terminated pursuant to Section 2.1, 2.2, 3.3 or 12.1 or Article VIII, then (i) the Deposit shall be returned to Buyer, (ii) all instruments in Escrow shall be returned to the party depositing the same, (iii) Buyer shall return to Seller all items previously delivered by Seller to Buyer and deliver to Seller copies of any reports received by Buyer relating to any inspection of the Property in accordance with Section 3.1, (iv) Buyer and Seller shall each pay one-half (1/2) of all Escrow and title cancellation charges, and (v) neither party shall have any further rights, obligations or liabilities whatsoever to the other party concerning the Property by reason of this Agreement, except for any indemnity obligations of either party pursuant to the provisions of this Agreement or otherwise expressly stated in this Agreement to survive termination.
ARTICLE III.
REVIEW OF PROPERTY
     Section 3.1 Right of Inspection. During the period beginning as of the Effective Date and ending at 5:00 p.m. (local time at the Property) on December 23, 2008 (the“ Contingency Period”), Buyer shall have the right to make a physical inspection of the Property at its own cost and expense, including an inspection of the environmental condition thereof pursuant to the terms and conditions of this Agreement. During the Contingency Period, Seller shall make available, and Buyer shall have the right to examine, at Seller’s office all documents and files concerning the Property in Seller’s possession (the “Property Documents”), including copies of any feasibility study and survey, the most recent tax bills for the Property and all information related to the tentative map, final engineering, architecture, cost to complete budgets, landscape plans, improvement plans, environmental documentation and permits and the Reconveyance Agreement (as defined in Section 4.8 below), but excluding Seller’s partnership or corporate records, internal memoranda, financial projections, accounting and similar proprietary, confidential or privileged information. Except as otherwise expressly provided in this Agreement, Seller makes no representation or warranty concerning the Property of any nature, including but not limited to representations and warranties of correctness, accuracy, completeness or fitness for any purpose. Buyer is an experienced real estate developer and is well-qualified to independently evaluate the Property and independently conduct the reviews conducted by Buyer. Except as otherwise expressly provided in this Agreement, Buyer is assuming all risks arising out of the use of or reliance on Buyer’s examination of the Property.
     Any on-site inspections of the Property shall occur only (i) at reasonable times agreed upon by Seller and Buyer after at least one (1) business day’s prior written notice to Seller; (ii) in a manner that will not unreasonably interfere with the use of the Property by Seller; and (iii) after delivery of evidence satisfactory to Seller that adequate public liability and other insurance respecting such work has been obtained by Buyer naming as additional insureds Seller and any other person or entity designated by Seller as having an insurable interest in the Property. Seller may have a representative present during any such inspections. If Buyer desires to do any invasive testing on the Property, Buyer shall do so only after notifying Seller and obtaining Seller’s prior written consent thereto, which consent may be subject to any terms and conditions imposed by Seller in its sole discretion. Buyer shall keep the Property free and clear of any liens arising out of Buyer’s entry onto or inspection of the Property. Immediately following any entry upon the Property, Buyer shall restore the Property to the condition which existed prior to such entry. Buyer will immediately furnish to Seller copies of any reports received by Buyer relating to any inspection of the Property, without representation or warranty of any kind (express, implied or otherwise) as to the content and accuracy thereof, and at no charge to Seller.
     Section 3.2 Indemnification. Buyer agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys’ fees), damages or injuries arising out of or resulting from the inspection of the Property by Buyer or its agents or consultants, and notwithstanding anything to the contrary in this Agreement, such obligation to protect, indemnify, defend and hold harmless Seller shall survive the Closing or any termination of this Agreement.
     Section 3.3 Right of Termination. If for any reason whatsoever Buyer determines that the Property or any aspect thereof is unsuitable for Buyer’s acquisition, Buyer shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Contingency Period, and if Buyer gives such notice of termination prior to the expiration of the Contingency Period, then this Agreement shall terminate in accordance with the provisions of Section 2.5. Unless Buyer gives Seller a written notice of approval of the condition of the Property or a waiver of its objections prior to the expiration of the Contingency Period, then Buyer shall be deemed to have elected not to proceed with the purchase and this Agreement shall terminate in accordance with the provisions of Section 2.5.
ARTICLE IV.
CLOSING
     Section 4.1 Time and Place. The closing of the transaction contemplated hereby (the “Closing”) shall be held at the offices of Escrow Holder at the address set forth under Section 15.4 (“Notices”) on December 29, 2008. The date upon which the Closing occurs is referred to herein as the “Closing Date.” At least one (1) business day prior to the Closing Date, the Purchase Price and all documents shall be deposited with the Escrow Holder, and Seller and Buyer shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions. At the Closing, Escrow Holder shall record the Grant Deed, shall immediately thereafter record Buyer’s Deed of Trust (if applicable), and shall immediately thereafter record the ROFR Agreement (as defined in Section 14.1 below). Notwithstanding anything to the contrary contained in this Agreement, except in the event of an election by Seller to extend the date of Closing pursuant to Section 8.1 or Section 8.2 below, if the Closing Date does not occur on or before December 30, 2008, then this Agreement shall automatically terminate and, if such termination is due to a breach by either party hereunder, then the other party shall have the remedies set forth in Article VII below. The parties acknowledge that time is of the essence and that, except as provided in Section 8.1 or 8.2 below, in no event shall the Closing Date occur after December 30, 2008, time being of the essence for such purposes.
     Section 4.2 Seller’s Obligations At or Prior to Closing. At least one (1) business day prior to the Closing Date, Seller shall deliver to Escrow Holder:
          (a) a duly executed and notarized grant deed (the “Deed”) in the form attached hereto as Exhibit D;
          (b) a duly executed assignment and assumption agreement (the “ Assignment of Contracts”) in the form attached hereto as Exhibit E;
          (c) a duly executed bill of sale (the “Bill of Sale”) in the form attached hereto as Exhibit F;
          (d) such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;
          (e) FIRPTA and CALFIRPTA certificates in the form attached hereto as Exhibits G-l and G-2 duly executed by Seller;
          (f) such affidavits as may be customarily and reasonably required by the Title Company;
          (g) an executed closing statement reasonably acceptable to Seller;
          (h) a duly executed and notarized ROFR Agreement in the form attached hereto as Exhibit H; and
          (i) such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.
     Section 4.3 Buyer’s Obligations at or Prior to Closing. At least one (1) business day prior to the Closing Date, Buyer shall deliver to Escrow Holder:
          (a) the full amount of the Purchase Price less the Deposit;
          (b) a duly executed Assignment of Contracts;
          (c) such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Buyer;
          (d) such affidavits, as may be customarily and reasonably required by the Title Company;
          (e) an executed closing statement reasonably acceptable to Buyer;

          (f) a duly executed and notarized ROFR Agreement;
          (g) Buyer’s Deed of Trust (as defined in Section 11.1 below); and
          (h) such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.
     Section 4.4 Credits and Prorations.
          (a) All income and expenses of the Property shall be apportioned as of 12:01 a.m., on the day of Closing as if Buyer were vested with title to the Property during the entire day upon which Closing occurs. Such prorated items include without limitation the following:
               (i) taxes and assessments levied against the Property;
               (ii) utility charges respecting the Property for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen (15) days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility; and
               (iii) operating expenses with respect to irrigation and common area landscaping pertaining to the Property.
          (b) Notwithstanding anything contained in Section 4.4(a) hereof, any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments due and payable have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing, and Buyer shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation fixed for the immediately preceding tax year. Buyer shall pay all supplemental taxes resulting from the change in ownership and reassessment occurring as of the Closing Date.
          (c) Any revenue or expense amount which cannot be ascertained with certainty as of Closing shall be prorated on the basis of the parties’ reasonable estimates of such amount, and such agreed upon estimates shall be final and binding.
          (d) The provisions of this Section 4.4 shall survive Closing.
      Section 4.5 Transaction Taxes and Closing Costs.
          (a) Seller and Buyer shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance;

          (b) Seller shall pay the fees of any counsel representing Seller in connection with this transaction. Seller shall also pay the following costs and expenses:
               (i) one-half (1/2) of the escrow fee, if any, which may be charged by the Escrow Holder or Title Company;
               (ii) the premium for the CLTA Standard Coverage Owner’s Policy of Title Insurance in the amount of the Purchase Price to be issued to Buyer by the Title Company at Closing;
               (iii) one-half (1/2) of the fees for recording the Deed, the ROFR Agreement and the Buyer’s Deed of Trust; and
               (iv) any documentary transfer tax or similar tax which becomes payable by reason of the transfer of the Property.
          (c) Buyer shall pay the fees of any counsel representing Buyer in connection with this transaction. Buyer shall also pay the following costs and expenses:
               (i) one-half (1/2) of the escrow fee, if any, which may be charged by the Escrow Holder or Title Company;
               (ii) one-half (1/2) of the fees for recording the Deed, the ROFR Agreement and the Buyer’s Deed of Trust; and
               (iii) the additional premium for the ALTA Extended Owner’s Policy of Title Insurance to be issued to Buyer by the Title Company at Closing, and the fee for all endorsements thereto, to the extent that those costs exceed the cost of a CLTA Standard Coverage Owner’s Policy.
          (d) All costs and expenses incident to this transaction and the Closing hereof, and not specifically described above, shall be paid by the party incurring same; and
          (e) The provisions of this Section 4.5 shall survive the Closing.
     Section 4.6 Conditions Precedent to Obligation of Buyer. The obligation of Buyer to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Buyer in its sole discretion:
          (a) Seller shall have delivered to Buyer or Escrow Holder all of the items required to be delivered by Seller to Buyer or Escrow Holder pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof;
          (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing;

          (c) Seller shall have performed and observed in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing; and
          (d) The Title Company is unconditionally committed to issue the Title Policy showing only the Permitted Exceptions as title exceptions thereto.
     Section 4.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:
          (a) Seller shall have received (or Escrow Holder shall have received and be irrevocably committed to deliver to Seller as of Closing), the Purchase Price as adjusted as provided herein, and payable in the manner provided for in this Agreement;
          (b) Buyer shall have delivered to Seller or Escrow Holder all of the items required to be delivered by Buyer to Seller or Escrow Holder pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof;
          (c) All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of Closing; and
          (d) Buyer shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Buyer as of the date of Closing.
     Section 4.8 Amended and Restated Reconveyance Parcels Improvement Agreement. In addition to other agreements that may be included within the Assignment of Contracts, Buyer acknowledges that it will be assuming, as of Closing, all of the obligations of Seller pursuant to that certain Amended and Restated Reconveyance Parcels Improvement Agreement dated as of November 15, 2007 and entered into by and among Seller, Newport Road 103, LLC, Barratt American Incorporated and Meadow Vista Holdings, LLC (the “Reconveyance Agreement”). Among other items, Buyer acknowledges that the Reconveyance Agreement requires that certain portions of the Real Property be conveyed to other parties for no compensation, and that the Reconveyance Agreement also imposes significant obligations on Seller (which will be assumed by Buyer as of the Closing) in connection with the construction of improvements, whether located within the Property or off-site. Without limiting any other provision contained in this Agreement, effective as of the Closing, Buyer shall indemnify, defend, protect and hold Seller harmless from any and all claims, costs, liabilities, obligations and expenses in connection with the Reconveyance Agreement, and Buyer shall assume all of Seller’s obligations thereunder.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     Section 5.1 Representations and Warranties of Seller.
          (a) Organization and Authority. Seller hereby represents and warrants to Buyer as of the Effective Date that (a) Seller has been duly organized, is validly existing under the laws of the State of Michigan, and is qualified to do business in the State of California; (b) Seller has the full right and authority to enter into this Agreement, to transfer the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement; and (c) the person signing this Agreement on behalf of Seller is authorized to do so.
          (b) Condemnation. Seller has received no written notice of any condemnation proceedings relating to the Property.
          (c) Authorization. This Agreement has been, and on the Closing Date, all documents to be executed by Seller hereunder will have been, duly authorized, executed and delivered by Seller, and constitute and will constitute the valid and binding obligations of Seller enforceable against it in accordance with their respective terms.
          (d) Requisite Action. All requisite action (corporate, partnership or otherwise) has been taken by Seller in connection with the entering into of this Agreement, the execution and delivery of the instruments referenced herein, and the consummation of the transaction contemplated hereby.
          (e) Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions hereof and thereof.
          (f) Environmental Conditions. To Seller’s actual knowledge, and except as otherwise set forth in the Property Documents, the Real Property is free of “contamination” from any “hazardous waste,” any “hazardous substance,” and any “oil, petroleum products, and their by-products,” as such terms are defined by any federal, state, county or local law, ordinance, regulation or requirement applicable to any portion of the Real Property and including any regulations promulgated thereunder, as the same exist as of the Effective Date (collectively, “Hazardous Substances ”). “Contamination” means the presence of Hazardous Substances at the Real Property that requires remediation or cleanup under any applicable law. Seller has not used any Hazardous Substances on, from or affecting the Real Property in any manner that violates any applicable law, and to Seller’s actual knowledge, and except as otherwise set forth in the Property Documents, no prior owner or user of the Real Property has used such substances on, from, or affecting the Real Property in any manner which violates any applicable law.
          (g) No Conflict. Except with respect to any monetary encumbrances to be satisfied by Seller at or prior to Closing, the execution and delivery of this Agreement by Seller, the execution and delivery of every other document and instrument delivered pursuant hereto by or on behalf of Seller, and the consummation of the transactions contemplated hereby do not and will not (A) constitute or result in the breach of or default under any oral or written agreement to which Seller is a party or which is recorded of record against the Real Property; (B) constitute or result in a violation of any order, decree, or injunction with respect to which Seller and/or the Property is bound; (C) cause or entitle any party to have a right to accelerate or declare a default under any oral or written agreement to which Seller is a party or which is recorded of record against the Real Property; and/or (D) violate any provision of any municipal, state or federal law, statutory or otherwise, to which Seller or the Property is subject.
          (h) Pending Transactions, Suits or Proceedings. Seller has not been served with, and to Seller’s actual knowledge there is no, litigation or arbitration pending or threatened, before any court of administrative agency against Seller’s performance hereunder.
          (i) Knowledge. The term “Knowledge” as used in this Agreement means the present actual knowledge of Mark Kaushagen (“Mr. Kaushagen”) and Sohail Bokhari (“Mr. Bokhari”) with no duty to inquire or investigate. Mr. Kaushagen and Mr. Bokhari are referred to herein merely to define the “Knowledge” of Seller. Accordingly, Mr. Kaushagen and Mr. Bokhari, shall incur no personal liability whatsoever in connection with the foregoing representations and warranties or any other obligation of Seller hereunder, and Buyer shall not name such individuals personally in any action or complaint brought in connection with this Agreement or the Property.
     Section 5.2 Survival of Seller’s Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 hereof shall survive Closing for a period of one (1) year. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Buyer (i.e., being actually known by either Tim McSunas or William A. Shopoff) prior to Closing, if Buyer elects to consummate the transactions described herein with such knowledge.
     Section 5.3 Representations, Warranties and Covenants of Buyer.
          (a) Organization and Authority. Buyer hereby represents and warrants to Seller as of the Effective Date that (a) Buyer has been duly organized, is validly existing in the State of Delaware and is qualified to do business under the laws of the State of California, (b) Buyer has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement, and (c) the person signing this Agreement on behalf of Buyer is authorized to do so.
          (b) Authorization. This Agreement has been, and on the Closing Date, all documents to be executed by Buyer hereunder will have been, duly authorized, executed and delivered by Buyer, and constitute and will constitute the valid and binding obligations of Buyer enforceable against it in accordance with their respective terms.
          (c) Requisite Action. All requisite action (corporate, partnership or otherwise) has been taken by Buyer in connection with the entering into of this Agreement, the execution and delivery of the instruments referenced herein, and the consummation of the transaction contemplated hereby.

          (d) Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof.
          (e) No Conflict. The execution and delivery of this Agreement by Buyer, the execution and delivery of every other document and instrument delivered pursuant hereto by or on behalf of Buyer, and the consummation of the transactions contemplated hereby do not and will not (A) constitute or result in the breach of or default under any oral or written agreement to which Buyer is a party; (B) constitute or result in a violation of any order, decree, or injunction with respect to which Buyer is bound; (C) cause or entitle any party to have a right to accelerate or declare a default under any oral or written agreement to which Buyer is a party; and/or (D) violate any provision of any municipal, state or federal law, statutory or otherwise, to which Buyer is subject.
          (f) Pending Transactions, Suits or Proceedings. Buyer has not been served with, and to Buyer’s actual knowledge there is no, litigation or arbitration pending or threatened, before any court of administrative agency against Buyer’s performance hereunder.
     Section 5.4 Survival of Buyer’s Representations and Warranties. The representations and warranties of Buyer set forth in Section 5.3 hereof shall survive Closing for a period of one (1) year.
ARTICLE VI.
COVENANTS OF SELLER
          Seller hereby covenants with Buyer as follows:
     Section 6.1 Operation of Property. From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to maintain the Property in a manner generally consistent with the manner in which Seller has maintained the Property prior to the date hereof.
     Seller shall have no duty to (a) construct any additional improvements, whether public or private or whether on or off the Real Property; (b) satisfy any condition of approval of any nature with respect to the Property whether on or off the Real Property; (c) other than the payment of prorated taxes as of the close of Escrow, pay any fee of any nature with respect to the Property; or (d) obtain any further subdivision maps, consents, permits, entitlements, easements, rights of way, certificates, rights and agreements required from the City or County or any other governmental and quasi-governmental entities and private sources to develop, improve and market the Property and the houses constructed or to be constructed thereon whether before or after the Close of Escrow.

ARTICLE VII.
DEFAULT
     Section 7.1 Default by Buyer. If the sale of the Property as contemplated hereunder is not consummated due to Buyer’s default hereunder, Seller shall be entitled, as its sole remedy for Buyer’s failure to close Escrow (but not with respect to other defaults by Buyer under this Agreement), to terminate this Agreement and receive liquidated damages pursuant to Section 1.6 hereof.
     Section 7.2 Default by Seller IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED DUE TO SELLER’S DEFAULT HEREUNDER, BUYER SHALL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY, TO (A) RECEIVE THE RETURN OF THE DEPOSIT AND ALL INTEREST ACCRUED THEREON, WHICH RETURN SHALL OPERATE TO TERMINATE THIS AGREEMENT AND RELEASE SELLER FROM ANY AND ALL LIABILITY HEREUNDER, AND (B) REIMBURSEMENT FOR THE ACTUAL THIRD PARTY OUT-OF-POCKET COSTS INCURRED BY BUYER IN CONNECTION WITH ITS DILIGENCE RELATING TO THE PROPERTY. BUYER HEREBY WAIVES THE RIGHT TO SPECIFIC PERFORMANCE (INCLUDING, WITHOUT LIMITATION, ANY RIGHTS THAT BUYER MAY HAVE UNDER THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTIONS 1680 AND 3389) TO COMPEL SELLER TO CONVEY THE PROPERTY OR TO PURSUE OTHER EQUITABLE REMEDIES AGAINST SELLER, AND THE REMEDY OF SPECIFIC PERFORMANCE SHALL NOT BE AVAILABLE TO ENFORCE ANY OBLIGATION OF SELLER HEREUNDER. FURTHER IF ESCROW FAILS TO CLOSE DUE TO SELLER’S DEFAULT UNDER THIS AGREEMENT, BUYER SHALL HAVE NO RIGHT TO SEEK LOST PROFITS OR CONSEQUENTIAL DAMAGES OR INDIRECT DAMAGES OR PUNITIVE DAMAGES OF ANY SUM. EXCEPT FOR THOSE REMEDIES EXPRESSLY SET FORTH HEREIN IN THE CASE WHERE ESCROW FAILS TO CLOSE AS A RESULT OF SELLER’S DEFAULT UNDER THIS AGREEMENT, BUYER HEREBY WAIVES AND RELINQUISHES ALL OTHER CLAIMS AND RIGHTS FOR DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS AND ALL OTHER CONSEQUENTIAL DAMAGES AND INDIRECT DAMAGES AND PUNITIVE DAMAGES ARISING BY REASON OF SELLER’S DEFAULT.

Buyer’s Initials	/s/ WAS	Seller’s Initial’s	/s/ SP

ARTICLE VIII.
CONDEMNATION
     Section 8.1 Risk of Loss. In the event of loss or damage to the Property or any portion thereof which is not “Major” (as hereinafter defined), this Agreement shall remain in full force and effect provided that Seller shall, at Seller’s option, either (a) perform any necessary repairs prior to Closing, or (b) if such loss or damage is insurable, assign to Buyer all of Seller’s right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly, and the date of Closing shall be extended for a reasonable time to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Buyer, the Purchase Price shall not be reduced. Upon Closing, full risk of loss with respect to the Property shall pass to Buyer.
     Section 8.2 Major Damage. Seller shall promptly notify Buyer of the occurrence of any “Major” loss or damage, which notice shall state the cost of repair or restoration thereof as opined by a qualified expert in accordance with Section 8.3. Buyer shall have the right, exercisable by giving written notice to Seller within five (5) days after receipt of Seller’s written notice, to terminate this Agreement in which event the provisions of Section 2.5 shall apply. If Buyer does not elect to terminate this Agreement within said five (5) day period, then Buyer shall be deemed to have elected to proceed with Closing. In that event Seller shall at Seller’s option either (a) perform any necessary repairs, or (b) cause the Closing to occur promptly and assign to Buyer through Escrow all of Seller’s right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly, and the date of Closing shall be extended for a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Buyer, the Purchase Price shall not be reduced. Upon Closing, full risk of loss with respect to the Property shall pass to Buyer.
     Section 8.3 Definition of “Major” Loss or Damage. For purposes of Sections 8.1 and 8.2, “Major” loss or damage refers to the following: (a) loss or damage to the Land hereof such that the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of a qualified expert selected by Seller and reasonably approved by Buyer, equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000.00), and (b) any loss due to a condemnation which permanently and materially impairs the proposed use of the Property. If Buyer does not give written notice to Seller of Buyer’s reasons for disapproving a qualified expert within three (3) business days after receipt of notice of the proposed qualified expert, then Buyer shall be deemed to have approved the qualified expert selected by Seller.
ARTICLE IX.
BROKERAGE COMMISSIONS
          With respect to the transaction contemplated by this Agreement, Seller shall be responsible for the payment of a real estate brokerage commission to Whittlesey Doyle, Inc. (the “Broker”) pursuant to a separate agreement between Seller and Broker, if the Closing occurs. Each party hereto agrees that if any person or entity, other than the Broker, makes a claim for brokerage commissions or finder’s fees related to the sale of the Property by Seller to Buyer, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys’ fees) in connection therewith. The provisions of this paragraph shall survive Closing or any termination of this Agreement.

ARTICLE X.
DISCLAIMERS AND WAIVERS
     Section 10.1 Indemnification. Buyer hereby indemnifies and agrees to defend and hold harmless (a) Seller, (b) the affiliates of Seller, and (c) all the officers, directors, agents, shareholders, consultants, and employees of Seller and its affiliates, and all their successors and assigns (collectively, the “Seller Parties”) of and from any and all claim, demand, assertion, action, suit, proceeding (collectively, the “Claims”) and from all loss, liability, expense (including reasonable attorneys fees, court costs, reasonable costs of investigation and expert witnesses), damages (including without limitation consequential damages), delays and costs of delay, or obligations (collectively, the “Damages”) arising out of Buyer’s development, construction and marketing activities associated with the Property.
     Section 10.2 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its brokers or agents to Buyer in connection with the transaction contemplated hereby. All materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Neither Seller, nor any affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such reports.
     Section 10.3 AS IS SALE; DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
          UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS IS.”

          BUYER REPRESENTS AND COVENANTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY SET FORTH OTHERWISE IN THIS AGREEMENT.
          IN CONNECTION THEREWITH, BUYER EXPRESSLY WAIVES ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES THAT:
          “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
          BUYER, BEING AWARE OF THIS CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

Buyer Initials:	/s/ WAS
     Section 10.4 Survival of Disclaimers. The provisions of this Article X shall survive Closing or any termination of this Agreement.

ARTICLE XI.
SUBDIVISION SECURITY
     Section 11.1 Exoneration of Bonds. Seller has executed subdivision improvement agreements (collectively, the “SIAs”) and posted those bonds listed on Exhibit I attached hereto securing the SIAs (collectively, the “Bonds”). In addition, if Seller causes Tract Map No. 30266-2 to be recorded prior to Closing (which Seller shall have no obligation to do), then the “SIAs” shall be deemed to include any additional subdivision improvement agreements entered into by Seller in connection with the recordation of Tract Map No. 30266-2, and the “Bonds” shall be deemed to include any additional bonds posted by Seller in connection with the recordation of Tract Map No. 30266-2. Buyer shall be solely responsible from and after Closing for all obligations of Seller pursuant to the SIAs and the Bonds. From and after the Closing Date, Buyer shall indemnify, defend and hold Seller harmless from and against any loss, liability or claim arising out of, or relating to the SIAs or the Bonds, including but not limited to attorneys’ fees and bond premiums. Further, Buyer shall cause new SIAs and replacement bonds to be delivered to the applicable parties listed on Exhibit I (and with respect to Tract Map No. 30266-2, any additional applicable parties), and shall cause Seller to be released from liability under the SIAs and cause the Bonds to be fully exonerated within one hundred eighty (180) days following the Closing Date. Buyer shall pay the premiums associated with the Bonds until such time that Buyer fully exonerates the Bonds. Buyer’s payment of said premiums shall in no way waive or satisfy Buyer’s obligation under this Agreement to fully exonerate the Bonds. In addition, at or prior to the Closing, Buyer shall deliver to Seller a deed of trust in the amount of Four Million Six Hundred Ninety-Two Thousand Eight Hundred Dollars ($4,692,800) naming Seller as beneficiary, securing all of Buyer’s obligations with respect to the SIAs and the Bonds pursuant to this Section 11.1. In addition, if Tract Map No. 30266-2 has not been recorded prior to the Closing, then the foregoing security shall also secure the obligations of Buyer pursuant to Section 11.2 below. The deed of trust shall be in the form attached hereto as Exhibit J (“Buyer’s Deed of Trust”). Seller shall execute and deliver to Buyer a full reconveyance of Buyer’s Deed of Trust to Buyer promptly after Buyer fulfills its obligations set forth above in this Section with respect to the SIAs and the Bonds and its obligations pursuant to Section 11.2 below. The provisions of this Section 11.1 shall survive Closing.
     Section 11.2 Obligation to Record Map. If Tract Map No. 30266-2 has not been recorded prior to the Closing, Buyer shall be obligated to cause Tract Map No. 30266-2 to be recorded within one hundred eighty (180) days following the Closing. Buyer’s obligation to record Tract Map No. 30266-2 shall also be secured by the Buyer’s Deed of Trust. Seller agrees to cooperate with Buyer, at no cost or expense to Seller, in connection with the recordation of Tract Map No. 30266-2. The provisions of this Section 11.2 shall survive Closing.
ARTICLE XII.
SELLER’S CONTINGENCY
     Section 12.1 Approval of Asset Management Committee. Seller shall have until three (3) business days after the Effective Date to obtain the approval of its asset management committee to carry out the transactions contemplated by this Agreement. In the event that Seller is unable to obtain the consent of Seller’s asset management committee prior to such three (3) business day period, then Seller shall have the right to terminate this Agreement, in which case the provisions of Section 2.5 shall apply.
ARTICLE XIII.
DEPOSITS AND REFUNDS
     Section 13.1 Refund of Deposits. Seller has made certain deposits with utility companies in connection with the obtaining of utility services. Seller shall be entitled to all refunds received from the utility companies in connection with such deposits. In addition, pursuant to Section 14.8 of that certain Purchase Agreement and Escrow Instructions by and between Barratt American Incorporated (“Barratt”) and Seller, Barratt is obligated to pay Seller Six Hundred Twenty-Five Thousand Dollars ($625,000.00) in the event that a certain park site is not purchased by a specified communities facilities district within a specified time frame. Such park site was not purchased by such communities facilities district within the specified time frame, and, as a result, Barratt is obligated to make such payment to Seller. Seller shall be entitled to receipt of such payment from Barratt. In the event that any such refunds are paid to Buyer or Barratt pays any such amount to Buyer, Buyer shall remit the amount of such payment to Seller within ten (10) days of receipt of the same. In the event that Buyer is named in a lawsuit filed by Barratt relating to the payment of the above-referenced amount, and provided that Seller is also named in the same lawsuit under the same theories of law, then Seller will provide the defense on behalf of Buyer with respect to such lawsuit.
ARTICLE XIV.
RIGHT OF FIRST REFUSAL
     Section 14.1 Right of First Refusal. Notwithstanding anything to the contrary herein, pursuant to the terms and conditions of that certain right of first refusal agreement attached hereto as Exhibit H (the “ROFR Agreement”), Buyer and Seller hereby agree that Seller shall have a right of first refusal (“ROFR”) to purchase from Buyer any of the multi-family or single-family residence portions of the Property (the “ROFR Property”) upon Buyer’s receipt of a bona fide offer from a third party to purchase all or a portion of such multi-family or single-family residence portions of the Property. Upon Buyer’s receipt of such bona fide offer, Buyer shall provide to Seller a copy of the bona fide offer (“Buyer’s Notice”). Seller shall have ten (10) days from receipt of Buyer’s Notice to exercise its ROFR upon all or any portion of the ROFR Property which is the subject of Buyer’s Notice (the “Subject Property”) by matching the terms and conditions of such bona fide offer contained in Buyer’s Notice. If Seller exercises its ROFR upon some but not all of the Subject Property at such time, such ROFR shall not constitute an option to purchase on the remaining portion of the Subject Property and shall not require Buyer to sell such remaining portion of the Subject Property to Seller. In such event, Buyer may offer the remaining portion of the Subject Property for sale to other third parties pursuant to the terms of Buyer’s Notice. If Buyer is unable to consummate the sale of the remaining portion of the Subject Property to any third party at a price not less then (95%) of the price contained in Buyer’s Notice and otherwise on terms not materially more favorable to such third party than those set forth in Buyer’s Notice within six (6) months of the date of delivery of the bona fide offer from Seller to Buyer, then the ROFR shall continue against the remaining portions of the Subject Property and the ROFR Property, if any, in accordance under the terms of the ROFR Agreement.
ARTICLE XV.
MISCELLANEOUS
     Section 15.1 Confidentiality. Buyer and its representatives shall hold in confidence all data and information obtained with respect to Seller or its business or the Property, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that Buyer may disclose (a) prior to the Closing, to the employees, lenders, consultants, accountants and attorneys of Buyer, any such data and information, if such persons agree to treat such data and information confidentially, (b) on and after the Closing, to the public, the fact that Buyer has acquired the Property and the Purchase Price paid therefore, and (c) at any time, to governmental officials or third parties (including the public, respecting information contained in public reports), any such data and information as may be required to comply with Buyer’s reporting requirements under law. If this Agreement is terminated or Buyer fails to perform hereunder, Buyer shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein, and Buyer shall deliver to Seller copies of any reports received by Buyer relating to any inspection of the Property in accordance with Section 1.3. With respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Deposit to Buyer, such Deposit shall not be returned to Buyer unless and until Buyer has fulfilled its obligation to return to Seller, and to deliver to Seller, the materials described in the preceding sentence. In the event of a breach or threatened breach by Buyer or its agents or representatives of this Section 15.1, Seller shall be entitled to an injunction restraining Buyer or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 15.1 shall survive Closing or any termination of this Agreement.
     Section 15.2 Public Disclosure. Prior to and after the Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Buyer and Seller. The provisions of this Section 15.2 shall survive the Closing or any termination of this Agreement.
     Section 15.3 Assignment. Subject to the provisions of this Section 15.3, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. Buyer may not assign its rights under this Agreement without first obtaining Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion; provided, however, that Buyer shall have the right to assign all (but not less than all) of its rights and interest under this Agreement to an entity controlling, controlled by, or under common control with Buyer. For purposes of the immediately preceding sentence, the term “control” and similar terms shall mean the ownership of greater than fifty percent (50%) of the voting and economic interests of the applicable entity. If Buyer desires to assign its rights hereunder,

(a) Buyer shall send Seller written notice of its request at least five (5) business days prior to Closing, which request shall include the legal name and structure of the proposed assignee, as well as any other information that Seller may reasonably request, (b) the assignee shall execute and deliver to Seller an assignment and assumption of this Agreement in form and substance reasonably satisfactory to Seller, and (c) in no event shall any assignment of this Agreement release or discharge Buyer from any liability or obligation hereunder. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Buyer shall constitute an assignment of this Agreement.
     Section 15.4 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith. Any notice so given shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	Pulte Home Corporation
2 Technology Drive
Irvine, California 92618
Attention: Mark Kaushagen
Telephone No. (949) 623-3726
Facsimile No. (949) 623-3701

with a copy to:	Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
Attention: Kenneth A. Wolfson, Esq.
Telephone No. (714) 755-8238
Facsimile No. (714) 755-8290

If to Buyer:	SPT—SWRC, LLC,
c/o Shopoff Advisors, L.P.
8951 Research Drive
Irvine, California 92618
Attention: Tim McSunas
Telephone No.: (949) 874-7348
Facsimile No.: (949) 417-1399

With a copy to:	Gromet & Associates
114 Pacifca, Suite 250
Irvine, California 92618
Telephone No.: (949) 261-1110
Facsimile No.: (949) 261-1818

If to Escrow Holder:	First American Title Insurance Company
5 First American Way
Santa Ana, California 92707
Attention: Jeanne Gould, Escrow Officer
Telephone No.: (714) 250-5381
Facsimile No.: (714) 913-6372
     Section 15.5 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.
     Section 15.6 Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.
     Section 15.7 Further Assurances. Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement. The provisions of this Section 15.7 shall survive Closing.
     Section 15.8 Counterparts. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.
     Section 15.9 Facsimile Signatures. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement or any document delivered pursuant hereto. Seller and Buyer intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.
     Section 15.10 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.
     Section 15.11 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State in California. Buyer and Seller agree that the provisions of this Section 15.11 shall survive the Closing or any termination of this Agreement.

     Section 15.12 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party; and, accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.
     Section 15.13 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.
     Section 15.14 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to take effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
     Section 15.15 Recordation. This Agreement may not be recorded by any party hereto without the prior written consent of the other party hereto. The provisions of this Section 15.15 shall survive the Closing or any termination of this Agreement.
     Section 15.16 Exhibits. All exhibits attached to this Agreement are incorporated herein by reference.
     Section 15.17 Date of Performance. If the date on which any performance required hereunder is other than a business day, then such performance shall be required as of the next following business day.
     Section 15.18 Attorneys’ Fees. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.
     Section 15.19 ARBITRATION OF DISPUTES. ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION, ENFORCEMENT, INTERPRETATION OR VALIDITY HEREOF, INCLUDING THE DETERMINATION OF THE SCOPE OR APPLICABILITY OF THIS AGREEMENT TO ARBITRATE, SHALL BE DETERMINED BY ARBITRATION IN RIVERSIDE COUNTY, CALIFORNIA, BEFORE THREE ARBITRATORS. THE ARBITRATION SHALL BE ADMINISTERED BY JAMS PURSUANT TO ITS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES. JUDGMENT ON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THIS CLAUSE SHALL NOT PRECLUDE PARTIES FROM SEEKING PROVISIONAL REMEDIES IN AID

OF ARBITRATION FROM A COURT OF APPROPRIATE JURISDICTION. THE ARBITRATORS MAY, IN THE AWARD, ALLOCATE ALL OR PART OF THE COSTS OF THE ARBITRATION, INCLUDING THE FEES OF THE ARBITRATORS AND THE REASONABLE ATTORNEYS’ FEES OF THE PREVAILING PARTY.
NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

Initials	Initials

/s/ WAS	/s/ SP

     Section 15.20 Tax Free Exchanges. Buyer and Seller agree to structure the transactions contemplated in this Agreement to preserve and protect Seller’s ability to conduct a tax deferred exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”) and to limit Seller’s exposure to capital gains taxes. Notwithstanding Section 15.3, if Seller desires to sell the Property in connection with such a tax-deferred exchange, Seller may assign its rights under this Agreement to a “qualified exchange intermediary” within the meaning of said Section 1031. In such case, Buyer shall sign such documents, and otherwise reasonably cooperate, as may be reasonably necessary to complete the tax-deferred exchange, including delivering or receiving the Deed or all or a portion of the Purchase Price to or from a third party, provided that such cooperation shall not increase the obligations or potential liability of Buyer under this Agreement or delay the Closing Date or other time frames set forth in this Agreement.
[Signatures begin on next page.]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

BUYER:

SPT — SWRC, LLC,
a Delaware limited liability company,

By:	/s/ William A. Shopoff

Name:	William A. Shopoff
Title:	President & CEO

SELLER:	By William A. Shopoff, President and CEO of Shopoff Properties Trust, Inc., a Maryland corporation, as Managing Member of Shopoff General Partner, LLC, a Delaware LLC, as General Partner of Shopoff Partners, LP, a Delaware LP as Managing Member of SPT -SWRC, LLC

PULTE HOME CORPORATION, a Michigan
corporation

By:	/s/ Scott Pasternak

Name:	Scott Pasternak
Title:	Attorney-in-Fact

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ACKNOWLEDGMENT
          Escrow Holder executes this Agreement below for the purpose of acknowledging that it agrees to be bound by the provisions hereof.

ESCROW HOLDER:

FIRST AMERICAN TITLE INSURANCE
COMPANY, a California corporation

By:	/s/ Jeanne Gould

Name:	Jeanne Gould
Title:	Sr. Escrow Officer

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EXHIBIT A
DESCRIPTION OF LAND

EXHIBIT B
LIST OF ASSIGNED AGREEMENTS

EXHIBIT C
ESCROW HOLDER’S GENERAL PROVISIONS
1.	All funds received in this escrow shall be deposited in a separate escrow fund account or accounts of First American Title Insurance Company (for the benefit of the parties hereto) with a State or National Bank qualified to do business in the State of California, such that each account shall be fully insured at all times by the Federal Deposit Insurance Corporation, to the maximum extent permitted by law. All disbursements shall be made by wire transfer of funds to the account of the applicable party to whom such disbursements are owed as directed by such party.

2.	You are authorized to prepare, obtain, record and deliver the necessary instruments to carry out the terms and conditions of this escrow and to order to be issued at Closing the policy of title insurance as called for in these instructions. Closing shall mean the date instruments are recorded.

3.	All adjustments and prorations shall be made on the basis of a 30-day month.

4.	Subject to the provisions of Section 12 below, you are not to be held accountable or liable for the sufficiency or correctness as to form, manner of execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority or rights of any person executing the same. Your duties hereunder shall be limited to the proper handling of such money and the proper safekeeping of such instruments, or other documents received by you as escrow holder, and for the disposition of same in accordance with the written instructions accepted by you in this escrow. The foregoing shall not be deemed or construed to relieve you of any liability resulting from your gross negligence or willful misconduct.

5.	You shall have no responsibility of notifying me or any of the parties to this escrow of any sale, resale, loan, exchange or other transaction involving any property herein described or of any profit realized by any person, firm or corporation in connection therewith, regardless of the fact that such transaction(s) may be handled by you in this escrow or in another escrow.

6.	No notice, demand or change of instruction shall be of any effect in this escrow unless given in writing by all parties affected thereby and except as otherwise specifically provided in the Agreement to which these General Provisions are attached. In the event a demand for the funds on deposit in this escrow is made, not concurred in by all parties hereto, the escrow holder, regardless of who made demand therefor, may elect to do any of the following:
i.	Withhold and stop all further proceeding in, and performance of, this escrow pending a resolution of any conflict by and between the parties hereto; or

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ii.	File a suit in interpleader and obtain an order from the court allowing escrow holder to deposit all funds and documents in court and have no further liability hereunder, except for its own negligent or willful misconduct or any breach by escrow holder of any obligations in this Agreement.
7.	If the conditions of this escrow have not been complied with at the time herein provided, you are nevertheless to complete the same as soon as the conditions (except as to time) have been complied with, unless Buyer has made written demand upon you for the return of money and instruments deposited by Buyer.

8.	All parties hereto agree, jointly and severally, to pay on demand, as well as to indemnify and hold you harmless from and against all costs, damages, judgments, attorney’s fees, expenses, obligations and liabilities of any kind or nature which, in good faith, you may incur or sustain in connection with this escrow, whether arising before or subsequent to the close of this escrow, except to the extent caused by the negligence or willful misconduct of the escrow holder.

9.	Unless the Agreement otherwise provides or unless otherwise instructed by either Buyer or Seller, you are authorized to furnish copies of these instructions, any supplements or amendments thereto, notices of cancellation and closing statements to the attorneys, real estate broker(s) and lender(s) named in this escrow.

10.	Any funds abandoned or remaining unclaimed, after good faith efforts have been made by the escrow holder to return same to the party(ies) entitled thereto, shall be assessed a holding fee of $50.00 annually. Following any statutory period, any amounts thereafter remaining unclaimed may escheat to the State in which escrow holder is located.

11.	All documents, closing statements, and balances due the parties to this escrow are to be mailed by ordinary mail to said parties at the addresses shown opposite their signatures, unless otherwise instructed.

12.	Notwithstanding the foregoing, if escrow holder is also acting as Title Company under this Agreement, nothing set forth in these General Escrow Provisions shall limit any liability set forth in the Title Policy provided in the Agreement.

13.	For purposes of complying with Internal Revenue Code § 6045(e), as amended effective January 1, 1991, escrow holder is hereby designated as the “person responsible for closing the transaction” and also as the “reporting person,” for purposes of filing any information returns with the Internal Revenue Service concerning this transaction, as required by law.

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EXHIBIT D
FORM OF DEED

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EXHIBIT E
FORM OF ASSIGNMENT OF CONTRACTS
ASSIGNMENT AND ASSUMPTION AGREEMENT
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EXHIBIT F
FORM OF BILL OF SALE
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EXHIBIT G-1
FORM OF FIRPTA CERTIFICATE
CERTIFICATE REGARDING FOREIGN INVESTMENT
IN REAL PROPERTY TAX ACT
(ENTITY TRANSFEROR)
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EXHIBIT H
FORM OF ROFR AGREEMENT
AGREEMENT FOR RIGHT OF FIRST REFUSAL
RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
Pulte Home Corporation
2 Technology Drive
Irvine, CA 92618
Attention: Mr. Sohail Bokhari

SPACE ABOVE THIS LINE FOR RECORDER’S USE
AGREEMENT FOR
RIGHT OF FIRST REFUSAL
     THIS AGREEMENT FOR RIGHT OF FIRST REFUSAL (this “Agreement”) is made as of the date of recordation hereof, by and between PULTE HOME CORPORATION, a Michigan corporation (“Pulte”), and SPT — SWRC, LLC, a Delaware limited liability company (“SPT”), with reference to the facts set forth below.
RECITALS:
     A. Pursuant to that certain Purchase and Sale Agreement and Escrow Instructions between Pulte and SPT dated as of December              , 2008 (as amended or assigned from time to time, the “Purchase Agreement”), Pulte has conveyed to SPT concurrently with the recordation hereof certain real property (the “Property”) located in the County of Riverside, State of California, more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference.
     B. As a material consideration to induce Pulte to convey the Property to SPT at the Purchase Price set forth in the Purchase Agreement, SPT has agreed to grant to Pulte a right of first refusal to repurchase the Property on the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including, without limitation, the sale of the Property to SPT, SPT hereby grants to Pulte a right of first refusal with respect to the Property on the terms and conditions set forth below.
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ARTICLE 1
DEFINITIONS AND TERM OF AGREEMENT
     1.1. Defined Terms. Except as the context otherwise requires, all terms used herein shall have the same meanings as set forth in the Purchase Agreement.
     1.2 Transfer. As used in this Agreement, the term “Transfer” shall mean (a) any transfer of fifty percent (50%) or more of the voting stock in SPT (“Majority Interest”), (b) any transfer, sale, ground lease, or other conveyance of the Property, whether by agreement for sale or in any other manner (excluding any transfer merely as security for the performance of an obligation), and (c) any arrangement between SPT and a third party whereby such third party has an interest in or will share in any manner in the profits derived from the sale of all or any portion of the Property.
     1.3 Proposed Transfer Property. As used herein, the term “Proposed Transfer Property” shall mean (a) the entire Property if (i) SPT proposes to Transfer all of its interest in the Property or (ii) the Transfer of a Majority Interest, and (b) otherwise, that portion of the Property that SPT proposes to Transfer.
     1.4 Termination of Right of First Refusal.
          1.4.1 The term of Pulte’s Right of First Refusal shall expire, as to any Proposed Transfer Property, ten (10) days after Pulte receives a Proposed Transfer Notice regarding such Proposed Transfer Property (or such earlier date on which Pulte waives its Right of First Refusal). Notwithstanding the foregoing, Pulte’s Right of First Refusal shall automatically expire on June 30, 2015.
          1.4.2 In the event the Right of First Refusal expires without Pulte exercising its Right of First Refusal, SPT shall be entitled to sell the Proposed Transfer Property to one or more third parties pursuant to Section 2.4.
          1.4.3 In all events, the Right of First Refusal shall not apply to any sale of an individual lot, improved with a residence, to a member of the home buying public, and upon the recordation of the first grant deed conveying an individual lot to a member of the home buying public, this Agreement shall not be considered an encumbrance against such lot, and neither the purchaser or any successor shall have any obligations under this Agreement.
ARTICLE 2
GRANT OF RIGHT OF FIRST REFUSAL
     2.1 Grant. During the term of this Agreement, Pulte shall have the right (the “Right of First Refusal”) to repurchase from SPT the Proposed Transfer Property subject to and upon the terms and conditions set forth in this Agreement. Notwithstanding the foregoing or any provisions of this Agreement to the contrary, SPT shall have absolute and complete discretion whether to sell all or any part of the Property to any third party, as well as the sales price(s) and terms of sale, provided that SPT complies with the terms of this Agreement. In no event shall this Agreement apply with respect to the reconveyance of the Commercial Site or the School Site

(as such terms are defined in the Reconveyance Agreement, which is defined in the Purchase Agreement).
     2.2 Proposed Transfer Notice. If SPT receives any offer made by a third party that SPT is willing to accept (a “Proposed Transfer”), then SPT shall provide written notice to Pulte (the “Proposed Transfer Notice”) identifying the following terms of the Proposed Transfer: (i) the names and addresses of the parties to the Proposed Transfer; (ii) the Proposed Transfer Property; (iii) if applicable, the voting stock to be transferred (the “Transferred Interest”); (iv) the consideration to be paid by the proposed transferee (the “Proposed Transfer Purchase Price”); (v) the amount of earnest money (the “Earnest Money”); and (vi) the outside closing date for the Proposed Transfer (the “Outside Closing Date”). A copy of any written offer and any agreement made by the proposed transferee (or a written summary of its material terms) shall be attached to the Proposed Transfer Notice. If the Proposed Transfer is to be made in exchange for property of the transferee, SPT shall place a dollar value on the property to be exchanged and the Proposed Transfer Purchase Price shall be deemed to be equal to such dollar value, subject to the provisions of Section 2.5 below. If the Proposed Transfer consists of a transfer of a Transferred Interest, the Proposed Transfer Purchase Price shall be deemed to be an amount equal to the dollar value of the consideration to be paid by the prospective new shareholder (the “New Interest Holder”) for such interest.
     2.3 Time for Exercise of Right of First Refusal. Pulte shall have ten (10) days following its receipt of the Proposed Transfer Notice to exercise its Right of First Refusal with respect to the Proposed Transfer Property. Failure by Pulte to exercise its Right of First Refusal with respect to any particular Proposed Transfer by SPT shall in no way extinguish or otherwise limit Pulte’s rights with respect to any portion of the Property that is not the subject of such Proposed Transfer.
     2.4 Expiration of Right of First Refusal. Pulte shall respond in writing to the Proposed Transfer Notice within ten (10) days after it is received by Pulte. Pulte’s response shall unequivocally and unconditionally state that Pulte shall exercise its Right of First Refusal to purchase all of the Proposed Transfer Property under the terms and conditions of the Proposed Transfer Notice (“Notice of Exercise”) or that Pulte shall not do so. In the event Pulte fails to deliver a Notice of Exercise unequivocally and unconditionally agreeing to purchase the Proposed Transfer Property during this ten (10) day period, Pulte shall be deemed to have waived its Right of First Refusal with respect to the Proposed Transfer Property under the Proposed Transfer Notice. Failure by Pulte to exercise its Right of First Refusal with respect to any particular Proposed Transfer by SPT shall in no way extinguish or otherwise limit any remaining rights of Pulte, if any, with respect to any portion of the Property that is not the subject of such Proposed Transfer. Provided that Pulte does not timely give SPT a Notice of Exercise as set forth above, the parties to the Proposed Transfer (as identified in the Proposed Transfer Notice) may consummate the Proposed Transfer in Substantial Conformity with the terms and for the consideration specified in the Proposed Transfer Notice; provided, however, that as condition precedent to the consummation of such Proposed Transfer, the Proposed Transfer presented to Pulte is a valid bona fide and binding third party written offer. Concurrently with the closing of such Proposed Transfer, Pulte shall execute and deliver a recordable instrument releasing the Right of First Refusal contained in this Agreement with respect to such Proposed Transfer Property. As used herein, “Substantial Conformity” means a close of escrow within thirty (30) days of the Outside Closing Date, at a cash sales price of no less than ninety-five percent (95%) of the price set forth in the Proposed Transfer Notice, and on other terms not substantially and materially more favorable than those set forth in the Proposed Transfer Notice. If the Proposed Transfer is not consummated, and/or the terms thereof are changed so that the Proposed Transfer is not in Substantial Conformity with the terms described in the Proposed Transfer Notice, within the time periods set forth herein, then the Proposed Transfer Property shall again be subject to Pulte’s Right of First Refusal (to the extent that Right of First Refusal does not expire or otherwise terminate, or has not expired or otherwise terminated, pursuant to any other provision of this Agreement).
     2.5 Appraisal of Exchange Property. If Pulte objects to the dollar value placed by SPT on exchange property pursuant to Section 2.2 above during the ten (10) day period provided in Section 2.3 above, the Proposed Transfer Purchase Price shall be deemed to be equal to the fair market value of such property as established by an appraisal conducted by an appraiser appointed by Pulte and an appraiser appointed by SPT within ten (10) days after Pulte’s appointment of an appraiser, each of whom shall be a member of the American Institute of Real Estate Appraisers. If the two (2) appraisals are within ten percent (10%) of each other, the fair market value of such property will be the average amount of the two (2) appraisals. Otherwise, the two (2) appraisers shall select a third appraiser meeting the same requirements, and the fair market value shall be the average of the two (2) appraisals that are closest to each other. SPT and Pulte shall each pay 50% of the cost of the appraisals. The ten (10) day period provided in Section 2.3 above for Pulte to deliver notice of exercise of its Right of First Refusal shall be extended until ten (10) days after the completion of such appraisals.
     2.6 Transfer to Related Entity. SPT may Transfer Proposed Transfer Property to an entity controlling, controlled by or under common control with SPT (a “Related Entity”) or to one of its partners pursuant to the buy-sell agreement set forth in SPT’s limited partnership agreement without being subject to Pulte’s Right of First Refusal (a “Buy-Sell Transfer”), so long as: (i) in the case of a transfer to a Related Entity, SPT provides reasonable evidence to Pulte that SPT has a profits interest in the Related Entity, directly or indirectly, of at least thirty- five percent (35%) after a return of capital and a cumulative return thereon to investors; (ii) SPT submits to Pulte a written statement describing the material terms of such transfer; and (iii) SPT and the Related Entity and/or the transferee under the Buy-Sell Transfer, as applicable, execute and deliver to Pulte in recordable form an assignment and assumption agreement in which the Related Entity and/or the transferee agrees to assume all obligations of SPT under this Agreement with respect to the Proposed Transfer Property. Any transfer to a Related Entity and/or the transferee by SPT shall in no way extinguish or otherwise limit Pulte’s Right of First Refusal with respect to any subsequent transfer of the Proposed Transfer Property by the Related Entity and/or the transferee. For purposes of this Agreement, the term “control” (or any variant thereof) means the control, directly or indirectly, of at least thirty-five percent (35%) of the voting or financial interests in an entity.
     2.7 Exercise of Right of First Refusal. If Pulte exercises its Right of First Refusal, within ten (10) days after SPT’s receipt of Pulte’s Notice of Exercise, an escrow shall be opened at an escrow company selected by Pulte, and the close of escrow shall occur no later than the later of (a) thirty (30) days after Pulte delivers the Notice of Exercise or (b) the Outside Closing Date set forth in the Proposed Transfer Notice. SPT shall transfer its interest in the Proposed

Transfer Property through said escrow to Pulte or Pulte’s nominee with similar representations and warranties from SPT as are contained in the Purchase Agreement from Pulte. Transfer taxes and recording, escrow and title charges shall be allocated in the same manner as provided in the Proposed Transfer Notice. The purchase price to be paid by Pulte for the Proposed Transfer Property shall be the Proposed Transfer Purchase Price set forth in the Proposed Transfer Notice.
ARTICLE 3
ASSIGNMENT OF WARRANTIES; SUBORDINATION
     3.1 Assignment of Warranties and Plans. If any Proposed Transfer Property is transferred to Pulte or its nominee hereunder, all warranties in which SPT may then have an interest relating to work, labor, skill or materials furnished in connection with the construction of any improvements on such Proposed Transfer Property shall thereupon be deemed assigned to and the property of Pulte or its nominee at the closing of such transfer without further act or consideration. Also at the closing of such transfer, SPT shall be deemed to have granted to Pulte or its nominee a non-exclusive right, without any representation or warranty, to use any and all plans and specifications which have been prepared by or for SPT related to improvements on such Proposed Transfer Property, whether constructed or not, without consideration or expense to Pulte or its nominee. SPT agrees, within ten (10) days after receipt by SPT of a request by Pulte or its nominee, to execute such documents as Pulte or its nominee reasonably requests to document the foregoing assignments and to deliver original copies of such warranties, plans and specifications to Pulte or its nominee, without any representation or warranty.
     3.2 Subordination to Deed of Trust. Provided that SPT is not in default hereunder or under the Purchase Agreement, on written request of SPT, Pulte shall execute and deliver, to such unrelated institutional lender(s) as SPT may designate in writing, a recordable instrument subordinating the Right of First Refusal contained in this Agreement to the lien of the mortgage(s) or deed(s) of trust securing one or more loans from such institution(s), all or substantially all proceeds of which are to be used to pay costs and fees associated with the acquisition, development, construction and improvement of the Property and which does not provide for a prepayment penalty, within ten (10) business days after receipt by Pulte from SPT of the following:
          (1) A true and complete copy of the deed(s) of trust covering the Property to be executed by SPT or the portion thereof that is securing the loan, the note(s) secured thereby and all other instruments evidencing or securing the indebtedness evidenced by said note(s); and
          (2) A copy of a Request for Notice of Default pursuant to Section 2924b of the California Civil Code prepared for execution and acknowledgment by Pulte which, when recorded at the expense of SPT, will entitle Pulte to the notices prescribed by Section 2924b of the California Civil Code.
     If the lender or a nominee of the lender acquires the Property or any portion thereof pursuant to a foreclosure, judicial or non judicial, of any deed of trust, or through delivery of a deed in lieu of foreclosure, this Agreement shall automatically terminate with respect to such portion of the Property.

ARTICLE 4
GENERAL PROVISIONS
     4.1 Notice and Payments. Any notice to be given or other document to be delivered by any party to the other or others under this Agreement, and any payments may be delivered in person to an officer of any party, or may be deposited in the United States mail in the State of California, duly certified or registered, return receipt requested, with postage prepaid, or by Federal Express or other similar overnight delivery service and addressed to the party for whom intended, at the addresses set forth in the Purchase Agreement. Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given and received upon (i) hand delivery, (ii) one (1) business day after being deposited with Federal Express or another reliable overnight courier service for next day delivery, (iii) upon facsimile transmission with a hard copy mailed the same day (except that if the date of such transmission is not a business day, then such notice shall be deemed to be given on the first business day following such transmission) or (iv) five (5) business days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required.
     4.2 Captions. The captions used herein are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.
     4.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California without regard to choice of law rules. This Agreement shall be deemed made and entered into in Riverside County.
     4.4 Time of the Essence. Time is of the essence of each and every provision of this Agreement.
     4.5 Successors and Assigns. All of the covenants and conditions of this Agreement shall inure to the benefit of and shall be binding upon the successors-in-interest of Pulte and the successors, heirs, representatives and assigns of SPT. As used in the foregoing, “successors” includes successors to the parties’ interest in the Property and successors to all or substantially all of their assets and successors by merger or consolidation.
     4.6 Joint and Several Liability. If any party consists of more than one person or entity, the liability of each such person or entity signing this Agreement shall be joint and several.
     4.7 Construction of Agreement. The Agreement contained herein shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Agreement. SPT and Pulte acknowledge that they have been represented, or have had the opportunity to be represented, by counsel of their own choice. Neither SPT nor Pulte is relying upon any legal advice from the other party’s counsel regarding the subject matter thereof. Both parties acknowledge that they understand the terms and conditions of this Agreement and the terms and conditions of all other documents and agreements executed in connection herewith and that they sign the same freely. Neither SPT nor Pulte shall deny the enforceability of any provision of this Agreement or any of the other documents or agreements executed in connection herewith on the basis that it did not have legal counsel or that it did not understand any such term or condition. This Agreement and any ambiguities or uncertainties contained in this Agreement shall be equally and fairly interpreted for the benefit of and against all parties to this Agreement and shall further be construed and interpreted without reference to the identity of the party or parties preparing this document, it being expressly understood and agreed that the parties hereto participated equally in the negotiation and preparation of this Agreement or have had equal opportunity to do so. Accordingly, the parties hereby waive the legal effect of California Civil Code Section 1654 or any successor and/or amended statute which in part states that in cases of uncertainty, the language of the contract should be interpreted most strongly against the party who caused the uncertainty to exist.
     4.8 Attorneys’ Fees. If any action, arbitration, judicial reference or other proceeding is instituted between Pulte and SPT in connection with this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorneys’ and experts’ fees and costs incurred in bringing or defending such action or proceeding and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action or proceeding and shall be paid whether or not such action or proceeding is prosecuted to final judgment. Any judgment or order entered in such action or proceeding shall contain a specific provision providing for the recovery of attorneys’ fees and costs separate form the judgment, incurred in enforcing such judgment. The prevailing party shall be determined by the trier of fact based upon an assessment of which party’s major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues. For the purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in the following: (1) post judgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; (5) any appeals; and (6) bankruptcy proceedings. This Section is intended to be expressly severable from the other provisions of this Agreement, is intended to survive any judgment and is not to be deemed merged into the judgment.
     4.9 Severability. If any phrase, clause, sentence, paragraph, section, article or other portion of this Agreement becomes or is held to be illegal, null or void or against public policy, for any reason, the remaining portions of this Agreement shall not be affected thereby and shall remain in full force and effect.
     4.10 Gender and Number. In this Agreement (unless the content requires otherwise), the masculine, feminine and neuter genders and the singular and the plural include one another.
     4.11 No Partnership or Joint Venture. SPT or Pulte shall not, by virtue of this Agreement, in any way or for any reason be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer. In addition, by virtue of this Agreement there shall not be deemed to have occurred a merger of any joint enterprise between SPT and Pulte.
     4.12 Default and Remedies.
          4.12.1 PULTE DEFAULT. IF ANY TRANSFER OF PROPOSED TRANSFER PROPERTY IS NOT CONSUMMATED IN ACCORDANCE WITH THE TERMS AND

CONDITIONS OF THIS AGREEMENT DUE TO CIRCUMSTANCES OR CONDITIONS THAT CONSTITUTE A DEFAULT BY PULTE UNDER THIS AGREEMENT (A “PULTE DEFAULT”), THE EARNEST MONEY SHALL BE DELIVERED TO SPT AS FULL LIQUIDATED DAMAGES FOR SUCH PULTE DEFAULT AND THIS AGREEMENT SHALL BE TERMINATED IN ITS ENTIRETY AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS, OBLIGATIONS, OR LIABILITIES UNDER THIS AGREEMENT. PULTE AND SPT ACKNOWLEDGE THAT IN THE EVENT OF A PULTE DEFAULT, SPT’S ACTUAL DAMAGES WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN FOR THE FOLLOWING REASONS, AMONG OTHERS: (I) THE DAMAGES TO WHICH SPT WOULD BE ENTITLED IN A COURT OF LAW WOULD BE BASED IN PART ON THE DIFFERENCE BETWEEN THE ACTUAL VALUE OF THE PROPOSED TRANSFER PROPERTY AT THE TIME SET FOR THE CLOSE OF ESCROW AND THE PURCHASE PRICE FOR THE PROPOSED TRANSFER PROPERTY AS SET FORTH IN THE PROPOSED TRANSFER NOTICE; (II) PROOF OF THE AMOUNT OF SUCH DAMAGES WOULD BE BASED ON OPINIONS OF VALUE OF THE PROPOSED TRANSFER PROPERTY, WHICH CAN VARY IN SIGNIFICANT AMOUNTS; AND (III) IT IS IMPOSSIBLE TO PREDICT AS OF THE DATE ON WHICH THIS AGREEMENT IS MADE WHETHER THE VALUE OF THE PROPOSED TRANSFER PROPERTY WILL INCREASE OR DECREASE AS OF THE DATE SET FOR THE CLOSE OF ESCROW. SPT AND PULTE DESIRE TO LIMIT THE AMOUNT OF DAMAGES FOR WHICH PULTE MIGHT BE LIABLE SHOULD THE ESCROW FAIL TO CLOSE BECAUSE OF PULTE’S BREACH OF THIS AGREEMENT. SPT AND PULTE ALSO WISH TO AVOID THE COSTS AND LENGTHY DELAYS WHICH WOULD RESULT IF SPT FILED A LAWSUIT TO COLLECT DAMAGES FOR BREACH OF THIS AGREEMENT. THEREFORE, IF ESCROW FAILS TO CLOSE DUE TO A PULTE DEFAULT, THEN THE PARTIES AGREE THAT A SUM EQUAL TO THE AMOUNT OF THE EARNEST MONEY (AND THE COMPLETE TERMINATION OF THIS AGREEMENT) SHALL BE DEEMED TO CONSTITUTE A REASONABLE ESTIMATE OF SPT’S DAMAGES CONSISTENT WITH THE PROVISIONS OF SECTION 1671 OF THE CALIFORNIA CIVIL CODE, AND SPT’S SOLE AND EXCLUSIVE REMEDY SHALL BE LIMITED TO SUCH AMOUNT (AND SUCH TERMINATION) AND SPT SHALL HAVE NO RIGHT TO AN ACTION FOR SPECIFIC PERFORMANCE OF ANY OF THE PROVISIONS OF THIS AGREEMENT. IN CONSIDERATION OF THE PAYMENT OF LIQUIDATED DAMAGES, SPT SHALL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY AS A RESULT OF PULTE’S FAILURE TO CLOSE THE ESCROW, INCLUDING ANY RIGHTS SPT MAY HAVE PURSUANT TO SECTION 1680 OR SECTION 3389 OF THE CALIFORNIA CIVIL CODE RELATING TO PULTE’S DEFAULT. BY INITIALING THIS PROVISION IN THE SPACES BELOW, SPT AND PULTE SPECIFICALLY AFFIRM THEIR RESPECTIVE AGREEMENTS CONTAINED IN THIS SECTION 4.12.1 AND AGREE THAT SUCH SUM IS A REASONABLE SUM CONSIDERING THE CIRCUMSTANCES AS THEY EXIST ON THE DATE OF THIS AGREEMENT. IN THE EVENT OF A PULTE DEFAULT, ACTUAL DAMAGES WILL BE DIFFICULT TO ASCERTAIN, SUCH LIQUIDATED DAMAGES REPRESENT PULTE’S AND SPT’S BEST ESTIMATE OF SUCH DAMAGES, AND PULTE AND SPT BELIEVE SUCH LIQUIDATED DAMAGES ARE A REASONABLE ESTIMATE OF SUCH DAMAGES. PULTE AND SPT EXPRESSLY ACKNOWLEDGE THAT THE FOREGOING

LIQUIDATED DAMAGES ARE INTENDED NOT AS A PENALTY, BUT AS FULL LIQUIDATED DAMAGES, IN THE EVENT OF A PULTE DEFAULT AND AS COMPENSATION FOR SPT’S TAKING THE PROPERTY OFF THE MARKET DURING THE PERIOD OF PULTE’S RIGHT OF FIRST REFUSAL. SUCH DELIVERY OF THE EARNEST MONEY AND TERMINATION OF THIS AGREEMENT SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF SPT BY REASON OF A PULTE DEFAULT, AND SPT HEREBY WAIVES AND RELEASES ANY RIGHT TO SUE PULTE, AND HEREBY COVENANTS NOT TO SUE PULTE, FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT OR TO PROVE THAT SPT’S ACTUAL DAMAGES EXCEED THE EARNEST MONEY WHICH IS HEREIN PROVIDED SPT AS FULL LIQUIDATED DAMAGES.
          INITIALS:                SPT:                                     PULTE:
          4.12.2 SPT Default. If (a) SPT shall fail to materially keep, observe, perform, satisfy or comply with any of the terms or provisions required by SPT under this Agreement to be kept, observed, performed, satisfied or complied with by SPT, or (b) any transfer of Proposed Transfer Property to be transferred to Pulte pursuant to the terms and provisions of this Agreement is otherwise not consummated in accordance with the terms and provisions of this Agreement due to circumstances or conditions that constitute a default by SPT under this Agreement (the matters described in the foregoing clauses (a) and (b) being sometimes collectively called “SPT Defaults”), and any such SPT Default is not cured within ten (10) days after receipt by SPT of written notice thereof from Pulte, then any Earnest Money deposited by Pulte shall be refunded to Pulte immediately upon request, and Pulte shall have as its exclusive remedies the right, in its election, to either (i) terminate this Agreement and pursue Pulte’s rights and claims to damages, provided, however, that in no event shall Pulte be entitled to recovery of monetary damages in excess of One Thousand Dollars ($1,000) for each buildable lot that was (or was required to be) included in connection with the Proposed Transfer that such SPT Default relates to, or (ii) specifically enforce this Agreement; provided that any action by Pulte for specific performance must be commenced, if at all, within thirty (30) days of SPT’s failure to cure such default as provided above, the failure to timely file such action shall constitute a waiver by Pulte of any such right and remedy.
     4.13 Entire Agreement. This Agreement together with the Purchase Agreement constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and all prior and contemporaneous agreements, representations, negotiations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein.
     4.14 Authority. Each individual executing this Agreement on behalf of SPT represents and warrants that he is duly authorized to execute and deliver, and has the power to execute and deliver, this Agreement on behalf of SPT.
     4.15 Counterparts. This Agreement may be executed in counterparts, each of which, taken together, will constitute one fully executed original.
     4.16 Waiver. No waiver by Pulte of a breach of any of the terms, covenants or conditions of this Agreement by SPT shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by SPT hereunder shall be implied from any omissions by Pulte to take any actions on account of the default if the default persists or is repeated, and no express waiver shall affect the default other than as specified in the waiver.
     4.17 Dispute Resolution Procedure. All claims, disputes and other matters in question between the parties arising out of or relating to this Agreement or the breach or interpretation thereof (collectively, “Disputes”) shall be resolved pursuant to the terms of Sections 4.18 and 4.19.
     4.18 Notice. Any party with a Dispute will give the other party at least fifteen (15) days written notice of the claim describing the nature of the claim and any proposed remedy.
     4.19 Judicial Reference. If the parties cannot resolve the Dispute within fifteen (15) days after delivery of the notice of the Dispute (the “Commencement Date”), the Dispute shall be resolved by general judicial reference pursuant to Code of Civil Procedure Sections 638 and 641 through 645.1, or any successor statutes thereto, and as modified or as otherwise provided in this Section. Subject to the limitations set forth in this Section, the general referee shall have the authority to try all issues, whether of fact or law, and to report a statement of decision to the court. The referee shall be the only trier of fact or law in the reference proceeding, and shall have no authority to further refer any issues of fact or law to any other party, without the mutual consent of all parties to the judicial reference proceeding.
          (a) Place. The proceedings shall be heard in Riverside County, California.
          (b) Referee. The referee shall be a retired judge (with JAMS) with experience in relevant real estate matters. The referee shall not have any relationship to the parties to the Dispute or interest in the Property. The parties to the Dispute participating in the judicial reference shall meet to select the referee within ten (10) days after the Commencement Date. Any dispute regarding the selection of the referee shall be promptly resolved by the judge to whom the matter is assigned, or if there is none, to the presiding judge of the Superior Court of Riverside County who shall select the referee.
          (c) Commencement and Timing of Proceeding. The referee shall commence the proceeding within thirty (30) days of the Commencement Date.
          (d) Pre-hearing Conferences. The referee may require no more than two pre-hearing conferences.
          (e) Discovery. As a material inducement to Pulte and SPT, each agree that any dispute pre-trial discovery will be reasonable and will be completed expeditiously. The referee shall hold a discovery conference (a “Discovery Conference”) with the parties within fifteen (15) days after the referee is appointed. At the Discovery Conference the parties shall agree upon a joint discovery plan, which shall be ordered by the referee. If the parties fail to agree on a joint discovery plan at the Discovery Conference, then the referee will establish a discovery plan for the case that takes into account the parties’ mutual intent to have only discovery that is reasonable and expeditious. All discovery, including expert discovery, shall be completed within thirty (30) days thereafter.

          (f) Motions. The referee shall have the power to hear and dispose of motions, including motions relating to provisional remedies, demurrers, motions to dismiss, motions for judgment on the pleadings and summary adjudication motions, in the same manner as a trial court judge, except the referee shall also have the power to adjudicate summarily issues of fact or law including the availability of remedies, whether or not the issue adjudicated could dispose of an entire cause of action or defense. Notwithstanding the foregoing, if prior to the selection of the referee as provided herein, any provisional remedies are sought by the parties to the Dispute, such relief may be sought in the Superior Court of Riverside County.
          (g) Rules of Law. The referee shall apply the laws of the State of California except as expressly provided herein including the rules of evidence.
          (h) Statement of Decision. The referee’s statement of decision shall contain findings of fact and conclusions of law to the extent required by law if the case were tried to a judge. The decision of the referee shall stand as the decision of the court, and upon filing of the statement of decision with the clerk of the court, judgment may be entered thereon in the same manner as if the Dispute had been tried by the court. The parties and the referee shall use all efforts to cause the proceeding to be concluded and a decision given to the parties in writing within sixty (60) days after the Commencement Date.
          (i) Post-hearing Motions. The referee shall have the authority to rule on all post-hearing motions in the same manner as a trial judge.
          (j) Appeals. The decision of the referee shall be subject to appeal upon in the event the referee commits a gross error of law or exceeds his or her power.
          (k) Expenses. The fees and costs of the referee in any judicial reference proceeding hereunder shall be paid by the non-prevailing party pursuant to Section 4.8.
     4.20 WAIVER OF LEGAL RIGHTS. BY INITIALING IN THE SPACE BELOW, THE PARTIES ACKNOWLEDGE AND AGREE TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED OR DESCRIBED IN THIS SECTION DECIDED BY JUDICIAL REFERENCE AS PROVIDED UNDER CALIFORNIA LAW AND THAT THEY ARE WAIVING ANY RIGHTS THEY MAY POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR BY JURY TRIAL. THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT THEY ARE WAIVING THEIR JUDICIAL RIGHTS TO DISCOVERY EXCEPT TO THE EXTENT SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THIS SECTION. IF EITHER PARTY REFUSES TO SUBMIT TO JUDICIAL REFERENCE AFTER EXECUTION OF THIS AGREEMENT AND INITIALING BELOW, SUCH PARTY MAY BE COMPELLED TO PROCEED WITH JUDICIAL REFERENCE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. EACH PARTY’S AGREEMENT TO THIS ARTICLE IS VOLUNTARY. THE PARTIES HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED OR DESCRIBED IN THIS ARTICLE TO JUDICIAL REFERENCE.

INITIALS: SPT:                                                     PULTE:

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first above written.

PULTE:	SPT:

PULTE HOME CORPORATION, a Michigan corporation	SPT — SWRC, LLC a Delaware limited liability company

By:	By:
Name:	Name:

Title:	Title:

EXHIBIT I
LIST OF SIAs AND BONDS

I-1

EXHIBIT J
FORM OF DEED OF TRUST
WHEN RECORDED, MAIL TO:
Pulte Home Corporation
2 Technology Drive
Irvine, CA 92618
Attention: Mr. Sohail Bokhari

(Space Above Line For Recorder’s Use Only)
DEED OF TRUST
     THIS DEED OF TRUST is made this       day of December      , 2008, between SPT – SWRC, LLC, a Delaware limited liability company, herein called TRUSTOR, whose address is 8951 Research Drive, Irvine, CA 92618, First American Title Insurance Company, a California corporation, herein called TRUSTEE, and PULTE HOME CORPORATION, a Michigan corporation, whose address is 2 Technology Drive, Irvine, CA 92618, herein called BENEFICIARY.
     WITNESSETH: That Trustor grants, assigns and transfers to Trustee in Trust, with Power of Sale:
GRANTING CLAUSE FIRST
     The real property in the County of Riverside, State of California, described as:
          See Exhibit A attached hereto.
     Together with (i) any rights of the Trustor as Declarant under any declaration of covenants, conditions and restrictions which is or may be recorded against all or any portion of the real property described herein and (ii) the rents, issues and profits thereof, subject to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues and profits.
GRANTING CLAUSE SECOND
     All that certain personal property used in the operation of the real property described in GRANTING CLAUSE FIRST, whether now owned or hereafter acquired, including but not limited to all furniture, fixtures and equipment, including maintenance equipment and model complex furnishings and other decorations, and all renewals, replacements or substitutions thereof or additions thereto, and all materials and equipment acquired for use in or to be incorporated in the improvements constructed or to be constructed on said real property, and all renewals and replacements therefor, and all warranties in which Trustor may now or hereafter have an interest relating to work, labor, skill or materials furnished in connection with the construction of any improvements on said real property, all plans and specifications which have been or will be prepared by or for Trustor related to improvements on said real property or to the adjacent lands of Beneficiary, whether constructed or not.
     All of said real and personal property granted, assigned and transferred by Trustor to Trustee together with all other property hereafter granted, assigned and transferred to Trustee under this Deed of Trust is herein called “Subject Property.”
     For the purpose of securing (1) all of the obligations of Trustor pursuant to Article XI of that certain Purchase and Sale Agreement and Joint Escrow Instructions relating to the Subject Property (hereinafter the “PSA”) dated as of December ___, 2008 made by Beneficiary and Trustor as “Seller” and “Buyer,” respectively (and any amendments or modifications thereto); (2) the performance of each agreement of Trustor incorporated by reference or contained herein; and (3) performance of any obligation of Trustor to Beneficiary which may hereafter be evidenced by an agreement or other writing reciting that such obligation is secured by this Deed of Trust. Unless the context clearly indicates otherwise, all terms used in this Deed of Trust shall mean the same as such terms are defined in the PSA.
     A. To protect the security of this Deed of Trust, Trustor agrees:
          (1) To keep the Subject Property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon and to pay when due all claims for labor performed and materials furnished therefor; to comply with all laws affecting the Subject Property or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereof; not to commit, suffer or permit any act upon the Subject Property in violation of law; to cultivate, irrigate, fertilize, fumigate, prune and do all other acts which from the character or use of the Subject Property may be reasonably necessary, the specific enumerations herein not excluding the general.
          (2) To provide, maintain and deliver to Beneficiary insurance reasonably acceptable to Beneficiary with loss payable to Beneficiary. In addition, during the period of time that any construction is to take place on the Subject Property, Trustor shall maintain course of construction insurance with a loss payable clause in favor of Beneficiary which insurance shall not be modified or canceled except upon at least thirty (30) days written notice to Beneficiary. The amount collected under any casualty insurance policy may be applied by Beneficiary upon any indebtedness secured hereby and in such order as Beneficiary may determine, or at the option of Beneficiary the entire amount so collected or any part thereof may be released to Trustor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.
          (3) To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee.

          (4) To pay at least ten days before delinquency all taxes and assessments affecting the Subject Property, including assessments on appurtenant water stock, if any, when due; all encumbrances, charges and liens, with interest, on the Subject Property, or any part thereof, which appear to be prior or superior hereto; all allowable expenses of this Trust.
               Should Trustor fail to make any payment or to do any act as provided in this Deed of Trust, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may: make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Subject Property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and, in exercising any such powers, pay allowable expenses.
          (5) To pay immediately and without demand all sums so expended by Beneficiary or Trustee, with interest from date of expenditure at the maximum amount then allowed by law.
     B. It is mutually agreed:
          (1) That any award of damages in connection with any condemnation for public use of or injury to the Subject Property, or any part thereof, is hereby assigned and shall be paid to Beneficiary who may apply or release such moneys received by it in the same manner and with the same effect as above provided for disposition of proceeds of casualty insurance.
          (2) That by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.
          (3) That at any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and the PSA for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, Trustee shall: reconvey any part of the Subject Property; consent to the making of any map or plat thereof; join in granting any easement thereon; or join in any extension agreement or any agreement subordinating the lien or charge hereof.
          (4) That upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust and the PSA to Trustee for cancellation and retention or other disposition as Trustee in its sole discretion may choose and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.”
          (5) That as additional security, Trustor hereby gives to and confers upon Beneficiary the right, power and authority, during the continuance of these trusts, to collect the rents, issues and profits of the Subject Property, reserving unto Trustor the right, prior to any default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, to collect and retain such rents, issues and profits as they become due and payable.
          (6) That upon default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, Beneficiary may exercise one or more of the following rights and remedies:
               (a) Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and of written notice of default and of election to cause to be sold the Subject Property, which notice Trustee shall cause to be filed for record. Beneficiary also shall deposit with Trustee this Deed of Trust, the PSA and all documents evidencing expenditures secured hereby.
               (b) After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of sale having been given as then required by law, Trustee, without demand on Trustor, shall sell the Subject Property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone sale of all or any portion of the Subject Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee, or Beneficiary as hereinafter defined, may purchase at such sale.
               (c) After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of: all sums expended under the terms hereof, not then repaid, with accrued interest at the maximum amount then allowed by law; and the remainder, if any, to the person or persons legally entitled thereto.
               (d) Beneficiary may bring a court action to foreclose this Deed of Trust or to enforce its provisions or any of the indebtedness or obligations secured by this Deed of Trust.
               (e) Upon any default, Beneficiary may at any time without notice, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Subject Property, or any part thereof, in its own name sue for or otherwise collect such rents, issues and profits, including those past due and unpaid, and apply the same, less allowable expenses of operation, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of the Subject Property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

     Although Beneficiary may declare all sums secured by this Deed of Trust to be due and payable upon default as stated above, Trustor and Beneficiary hereby acknowledge that portions of such sums relating to the obligation to cause Tract Map No. 30266-2 to be recorded may not be able to be precisely calculated at the time of foreclosure. The Trustor and Beneficiary therefore agree that the amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (the “Liquidated Sum”) shall constitute the amount that may be declared to be due and payable in connection with the obligations of Trustor pursuant to Article XI of the PSA under any trustee’s sale or foreclosure proceedings under this Deed of Trust. Any consideration paid at any trustee’s sale or foreclosure proceedings shall be applied toward the costs of the trustee’s sale or foreclosure proceedings and all sums due and payable under this Deed of Trust for (i) the damages suffered by Beneficiary due to any breach by Trustor under Article XI of the PSA (which shall equal the Liquidated Sum), (ii) payment of any sums and interest thereon which may have been loaned to Trustor or the then owner of the Subject Property as evidenced by a promissory note or notes reciting that such sums are secured by this Deed of Trust, and (iii) any other amounts due under the provisions of this Deed of Trust prior to making any further distribution to junior lienholders or to the Trustor.
     Trustor and Beneficiary further agree that in the event of a mortgage foreclosure or trustee’s sale under a prior mortgage or deed of trust, any consideration paid at such mortgage foreclosure or trustee’s sale in excess of the amount due and owing on such prior mortgage or deed of trust shall be applied to any amount due and owing to the Beneficiary under this Deed of Trust calculated in the manner indicated above.
     (7) Beneficiary, or any successor in interest under the PSA, may from time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed by the Beneficiary and duly acknowledged and recorded in the office of the recorder of the county or counties where the Subject Property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the Trustee predecessor, succeed to all its title, estate, rights, powers and duties. Said instrument must contain the name of the original Trustor, Trustee and Beneficiary hereunder, the book and page where this Deed of Trust is recorded and the name and address of the new Trustee.
     (8) That this Deed of Trust applies to and inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term Beneficiary shall include Beneficiary’s successor in interest under the PSA, whether or not named as Beneficiary herein. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.
     (9) That Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.
          (10) Without the prior written consent of Beneficiary, which consent may be withheld in Beneficiary’s sole and absolute discretion, unless specifically provided for or otherwise allowed under Section 15.3 of the PSA, Trustor shall be in default hereunder if it sells, contracts to sell, transfers, conveys, encumbers, alienates or otherwise assigns all or any portion of the Property (or if any of the foregoing occur with respect to the Property due to the actions of a third party), voluntarily or involuntarily, encumbered by this Deed of Trust. For purposes of the preceding sentence, unless specifically provided for or otherwise allowed under Section 15.3 of the PSA (i) if Trustor is a partnership, any transfer of a general partnership interest or withdrawal or admission of a general partner shall be deemed a sale hereunder; and (ii) if Trustor is a corporation or other entity, any change or series of changes in the stock ownership or other ownership interests of Trustor, the result of which is that the stockholders or other owners of Trustor as of the date said corporation or other entity became Trustor hereunder own less than 75% of the equity and voting interests of Trustor shall be deemed a sale hereunder.
          The undersigned Trustor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to him at his address hereinbefore set forth.

SPT — SWRC, LLC, a Delaware limited liability company

By:
Its:

FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Amendment”) is made as of December 23, 2008, by and between SPT - SWRC, LLC, a Delaware limited liability company (“Buyer”), and PULTE HOME CORPORATION, a Michigan corporation (“Seller”), and amends that certain Purchase and Sale Agreement and Escrow Instructions (the “Agreement”) dated as of December 23, 2008, by and between Buyer and Seller. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.
     Buyer and Seller agree to amend the Agreement as follows:
     1. Purchase Price. Seller and Buyer hereby agree that the Purchase Price defined in Section 1.3 of the Agreement shall be reduced to Two Million Dollars ($2,000,000).
     2. Assignment of CC&R’s. Concurrently with the Closing, Seller shall execute and deliver a recordable assignment of the CC&R’s currently encumbering the Property.
     3. Reconveyance Agreement Obligations.
     a. Except as set forth in Section 3(c) below, Buyer shall, concurrently with the Closing, convey (1) the School Site (as defined in the Reconveyance Agreement) to Meadow Vista Holdings, a California limited liability company (“Meadow”), and (2) the Commercial Site (as defined in the Reconveyance Agreement) to Newport Road 103, LLC, a California limited liability company (“Newport Road”), in accordance with the terms and provisions of the Reconveyance Agreement and the early reconveyance requests of Meadow and Newport Road.
     b. Escrow Holder shall charge the following amounts against Buyer’s account:
     i. With respect to the transfer of the School Site: (A) $363,000 related to CFD 2005-1 (to be paid to Meadow upon notice from Buyer that Meadow has executed an appropriate side letter); (B) $5,000 with respect to the slope easement referenced in the Reconveyance Agreement (to be paid to Meadow upon notice from Buyer that Meadow has executed an appropriate side letter); and (C) half of the escrow and title costs associated with the transfer of the School Site.
     ii. With respect to the transfer of the Commercial Site: (A) $37,000 related to CFD 2005-1 (to be paid to Newport Road upon notice from Buyer that Newport Road has executed an appropriate side letter); and (B) half of the escrow and title costs associated with the transfer of the Commercial Site (collectively, the “Commercial Site Transfer Costs”).
     iii. With respect to the outstanding legal bills associated with the Reconveyance Agreement, Buyer shall be responsible for 50% of the aggregate legal fees of $116,971.31 (i.e. no more than $58,485.66) which have been incurred by the office of Eric O. Freeberg, Esq., PLC.
     c. In the event the Final Map which includes the Commercial Site (the “Final Map”) is not recorded by the Closing, the parties agree as follows:

First Amendment to Purchase and Sale Agreement and Escrow Instructions v5	Page 1 of 3

     i. the Buyer shall execute and deposit into Escrow a fully executed Grant Deed (the “Commercial Site Grant Deed”) transferring the Commercial Site from Buyer to Newport Road which shall be held by Escrow Holder until such time that the Commercial Site is a separate legal parcel (the “Recording Event”).
     ii. Buyer shall complete the recording of the Final Map in accordance with the terms contained in the Agreement.
     iii. Buyer hereby gives Escrow Holder authorization to record the Commercial Site Grant Deed and apply the Commercial Site Transfer Costs immediately upon the occurrence of the Recording Event.
     d. Seller agrees to prepare and deliver proper notice of the assignment of the Reconveyance Agreement as required therein.
     4. Full Force and Effect. The Agreement is hereby modified with respect to the terms set forth above and any other portions thereof as necessary to implement the foregoing. Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect.
     5. Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.
     6. Inconsistencies. In the event of any inconsistency between the terms of this Amendment and those of the Agreement, the terms of this Amendment shall control.
[Remainder of page intentionally left blank.]
[Signatures appear on following page.]

First Amendment to Purchase and Sale Agreement and Escrow Instructions v5	Page 2 of 3

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BUYER:	SPT — SWRC, LLC, a Delaware limited liability company

By William A. Shopoff, President and CEO of
Shopoff Properties Trust, Inc., a Maryland
corporation, as Managing Member of Shopoff
General Partner, LLC, a Delaware LLC, as General Partner of Shopoff Partners, LP, a Delaware LP as Managing Member of SPT — SWRC, LLC	By: Name: Title:	/s/ William A. Shopoff William A. Shopoff President & CEO

SELLER:	PULTE HOME CORPORATION, a Michigan
corporation

	By: Name:	/s/ Scott Pasternak Scott Pasternak
	Title:	Attorney-in-Fact
ESCROW HOLDER APPROVES THE AMENDMENTS TO THE ESCROW PROVISIONS AND SPECIFIC INSTRUCTIONS TO ESCROW HOLDER SET FORTH IN THE FOREGOING AMENDMENT AND AGREES TO ACT IN ACCORDANCE THEREWITH.
FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Jeanne Gould	Dated: 12/24/2008

Name:	Jeanne Gould
Title:	Sr. Escrow Officer

First Amendment to Purchase and Sale Agreement and Escrow Instructions v5	Page 3 of 3

SECOND AMENDMENT TO
PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
     THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Amendment”) is made as of December 30, 2008, by and between SPT — SWRC, LLC, a Delaware limited liability company (“Buyer”), and PULTE HOME CORPORATION, a Michigan corporation (“Seller”), and amends that certain Purchase and Sale Agreement and Escrow Instructions (as amended, the “Agreement”) dated as of December 23, 2008, by and between Buyer and Seller. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.
     Buyer and Seller agree to amend the Agreement as follows:
     1. Legal Fees. Notwithstanding Section 3b.(iii) of that certain First Amendment to Purchase and Sale Agreement and Escrow Instructions made as of December 23, 2008 by and between Buyer and Seller, the aggregate amount of legal fees to be paid by Buyer shall equal Seventy-Five Thousand Nine Hundred Eight and 13/100 Dollars ($75,908.13).
     2. Memorandum. Notwithstanding anything in the Agreement to the contrary, that certain Memorandum of Agreement (as defined in the Letter Agreement between Buyer, Seller, Newport Road 103, LLC and Meadow Vista Holdings, LLC dated of even date herewith) shall be recorded immediately after the recordation of the Grant Deed and prior to the recordation of the Deed of Trust.
     3. Full Force and Effect. The Agreement is hereby modified with respect to the terms set forth above and any other portions thereof as necessary to implement the foregoing. Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect.
     4. Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.
     5. Inconsistencies. In the event of any inconsistency between the terms of this Amendment and those of the Agreement, the terms of this Amendment shall control.
[Remainder of page intentionally left blank.]
[Signatures appear on following page.]

Second Amendment to Purchase and Sale Agreement and Escrow Instructions	Page 1 of 2

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BUYER:	SPT — SWRC, LLC, a Delaware limited liability
By William A. Shopoff, President and CEO of Shopoff Properties Trust, Inc., a Maryland corporation, as Managing Member of Shopoff General Partner, LLC, a Delaware LLC,	company
as General Partner of Shopoff Partners, LP, a Delaware LP as Managing Member of SPT — SWRC, LLC	By:	/s/ William A. Shopoff

	Name:	William A. Shopoff
	Title:	President & CEO

SELLER:	PULTE HOME CORPORATION, a Michigan corporation

	By:	/s/ Scott Pasternak

	Name:	Scott Pasternak

	Title:	Attorney-in-Fact

ESCROW HOLDER APPROVES THE AMENDMENTS TO THE ESCROW PROVISIONS AND SPECIFIC INSTRUCTIONS TO ESCROW HOLDER SET FORTH IN THE FOREGOING AMENDMENT AND AGREES TO ACT IN ACCORDANCE THEREWITH.
FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Jeanne Gould	Dated: December 30, 2008
Name: Jeanne Gould

Title: Sr. Escrow Officer

Second Amendment to Purchase and Sale Agreement and Escrow Instructions	Page 2 of 2

SPT—SWRC, LLC
8951 Research Drive
Irvine, California 92618
December 30, 2008
Via Email:
Newport Road 103, LLC
Meadow Vista Holding, LLC
c/o Eric O. Freeberg, Esq.,
A Professional Law Corporation
P.O. Box 9440
Rancho Santa Fe, CA 92067

Re:	Letter Agreement Re Amended and Restated Reconveyance Parcels Improvement Agreement dated as of November 15, 2007 (the “Reconveyance Agreement”), by and among PULTE HOME CORPORATION, a Michigan corporation (“Pulte”), NEWPORT ROAD 103, LLC, a California Limited Liability Company (“NR 103”), BARRATT AMERICAN INCORPORATED, a Delaware corporation (“BA”), and MEADOW VISTA HOLDINGS, LLC, a California Limited Liability Company (“Meadow Vista”)
Dear Mr. Freeberg:
This letter agreement (this “Letter”) will confirm the agreements and understandings arrived at during our recent conversations between the principals of the various companies concerning the assumption of the Reconveyance Agreement by SPT — SWRC, LLC (“Shopoff”), pursuant to the terms of that certain Purchase and Sale Agreement (the “Purchase Agreement”) dated as of December 23, 2008, between Shopoff, as buyer/assignee, and Pulte, as seller/assignor. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Reconveyance Agreement. Upon the successful Closing, this letter agreement shall constitute a First Amendment to the Reconveyance Agreement; provided, however, if the Closing does not occur on or before December 31, 2008, this Letter and all the term and provisions herein shall be null and void and of no further force or effect. Except as modified herein, the parties reaffirm all provisions of the Reconveyance Agreement. The parties have executed this Letter with the express condition that it is not binding until all parties have signed including Pulte’s execution of the Acknowledgement and Agreement below.
     1. Shopoff Undertakings. Subject to the successful closing (the “Closing”) of the transaction contemplated in the Purchase Agreement (Shopoff having no obligation to complete any such closing), Shopoff undertakes and agrees as follows:
     a. Concurrently with the Closing, Shopoff shall convey (i) the School Site to Meadow Vista, and (ii) the Commercial Site to NR 103, in accordance with the terms and provisions of the Reconveyance Agreement and the early reconveyance requests of Meadow Vista and NR 103. Shopoff and NR 103 have agreed that this Letter shall constitute escrow instructions for the conveyance of the Commercial Site, and Shopoff and Meadow Vista have agreed that this Letter shall constitute escrow instructions for the conveyance of the School Site. The Grant Deeds attached hereto as Exhibits “C” and “D” shall be used to convey title to the Commercial Site and School Site respectively, (the “Commercial Grant Deed” and the “School Site Grant Deed”), Notwithstanding the actual values of the Reconveyance Parcels (which NR 103 believes to be $10,000,000 for the Commercial Site and Meadow Vista believes to be

Newport Road 103
Meadow Vista Holding
December 30, 2008

$5,000,000 for the School Site), the parties have agreed that the amounts of $485,752 and $270,916 represent the basis of NR 103 and Meadow Vista’s predecessor in interest in the Reconveyance Parcels and are the appropriate values to use for documentary tax purposes.
i. Attached hereto as Exhibit “A” is First American Preliminary Title Report No. NHRV-2855190 (29), dated as of November 10, 2008 (“School Site PTR”). The parties agree that title to the School Site shall be transferred subject to the following exceptions to title all of which shall be “Permitted Exceptions for the School Site”: Only current taxes arising after the Closing as to Exception Nos. 1, 2 and 7, and Exception Nos. 6, 8, 9, 11, 12, 13, 14, 15, 16 and 17. Provided however, Meadow Vista agrees to accept Exception Nos. 3 and 10 as Permitted Exceptions for the School Site in consideration of the payments of $363,000 and $5,000 respectively as specified in Section 1 (b) (i) below. The parties agree that notwithstanding the conveyance of the School Site, Exception Nos. 4 and 5 remain Non Permitted Exceptions for the School Site and shall continue to be Non Permitted CFD’s for which Shopoff remain 100% liable for all taxes and assessments arising from such Non Permitted CFD’s as specified in Section 3.10 of the Reconveyance Agreement. Prior to Closing, Shopoff agrees to cause the removal of Exception No. 18.
ii. Attached hereto as Exhibit “B” is First American Preliminary Title Report no. NHRV-3116696 (29), dated as of November 10, 2008 (“Commercial Site PTR”). The parties agree that title to the Commercial Site shall be transferred subject to the following exceptions to title all of which shall be “Permitted Exceptions for the Commercial Site”: Only current taxes arising after the Closing as to Exception Nos. 1, 1A and 5, and Exception Nos. 2, 6, 7, 8, 9, 10, 11 and 12. The parties agree that notwithstanding the conveyance of the Commercial Site, Exception Nos. 3 and 4 remain Non Permitted Exceptions for the Commercial Site and shall continue to be Non Permitted CFD’s for which Shopoff remain 100% liable for all taxes and assessments arising from such Non Permitted CFD’s as specified in Section 3.10 of the Reconveyance Agreement. Prior to Closing, Shopoff agrees to cause the removal of Exceptions No. 13 and 14.
     b. Shopoff shall make the following payments:
     i. In addition to Buyer’s closing costs, with respect to the transfer of the School Site: (A) $363,000 as payment of the NPV of the Assessment related to CFD 2005-1; and (B) $5,000 with respect to the slope easement (collectively, the “School Site Payments”).The School Site Payments shall be paid to NR 103 (at the direction of Meadow Vista) concurrently with the transfer of the School Site pursuant to an escrow (the “School Site Escrow”) to be opened by Shopoff and Meadow Vista with First American Title (Santa Ana) (the “Escrow Holder”) to facilitate the transactions contemplated herein.
     ii. In addition to Buyer’s closing costs, with respect to the transfer of the Commercial Site: $37,000 related to certain undeveloped land fees (the “Commercial Site Payment”). The Commercial Site Payment shall be paid to NR 103 concurrently with the transfer of the Commercial Site pursuant to an escrow (the “Commercial Site

Newport Road 103
Meadow Vista Holding
December 30, 2008

Escrow”) to be opened by Shopoff and NR 103 with First American Title (Santa Ana) (the “Escrow Holder”) to facilitate the transactions contemplated herein. The School and Commercial Site Escrows will close concurrently.
     iii. With respect to the prior and outstanding legal bills associated with the Reconveyance Agreement incurred by Meadow Vista and NR 103, in consideration of the various agreements contained herein Shopoff has agreed that it shall be responsible for $75,908.13 of the aggregate legal fees incurred by the office of Eric O. Freeberg, Esq., PLC (the “Legal Fee Payment”). The Legal Fee Payment shall be paid to Eric O. Freeberg, Esq., PLC concurrently with the transfer of the School Site pursuant to the School Site Escrow.
     c. Concurrently with the Closing, Shopoff, agrees to record a Memorandum of the Reconveyance Agreement in the form of Exhibit “E” (the “Memorandum of Agreement”), which shall encumber the Land acquired by Shopoff from Pulte pursuant to the Purchase Agreement, (including the School Site, the Commercial Site) in order to provide record notice of the obligations of Shopoff, NR 103 and Meadow Vista under the Reconveyance Agreement. Shopoff and Pulte agree that either (1) the Memorandum of Agreement shall be the first document recorded immediately after the grant deed of the Land from Pulte to Shopoff, or (2) Pulte shall subordinate its Deed of Trust to the Memorandum of Agreement by executing and delivering a subordination agreement.
     2. NR 103 and Meadow Vista Agreements. Subject to the (i) execution and delivery of a fully executed copy of this Letter by all parties, and (ii) successful Closing and full compliance with the Commercial and School Site Escrow Instructions, the parties agree as follows:
     a. Meadow Vista and NR 103 waive Pulte’s prior default under the Reconveyance Agreement to file the Map on or before December 31, 2007;
     b. Meadow Vista and NR 103 approve Shopoff is as a Permitted Assignee under the Reconveyance Agreement.
     c. Meadow Vista and NR 103 agree that the School Site Payments shall constitute payment of the NPV of the Assessments with respect to CFD 2005-1 as it relates to the School Site.
     d. Meadow Vista agrees upon payment of the School Site Payments (i) CFD 2005-1 shall become a Reimbursed CFD with respect to the School Site; (ii) the School Site shall remain subject to CFD 2005-1 and the applicable assessments; (ii) none of Shopoff, Pulte or BA shall have any further obligation to prepay any assessments associated with any CFD 2005-1 with respect to the School Site); and (iii) Meadow Vista shall thereafter be responsible for the assessments arising from CFD 2005-1 with respect to the School Site.
     e. Upon payment of the Commercial Site Payment, NR 103 agrees on behalf of itself and its successors and assigns that it will be responsible for any future “undeveloped land taxes” arising from CFD 2005-1.
     f. In the event the Commercial Site becomes subject to an assessment under CFD 2005-1 arising from a change from commercial zoning of the Commercial Site completed by NR

Newport Road 103
Meadow Vista Holding
December 30, 2008

103, or its successors or assigns, then none of Shopoff, Pulte or BA shall be responsible for any such assessment as to that portion of the Commercial Site so changed.
     g. NR 103 and Meadow Vista agree that CFD 2007-1 and CFD 2003-1 are Permitted CFDs.
     h. Shopoff, Pulte, Meadow Vista and NR 103 reaffirm all of their obligations under the Reconveyance Agreement including but not limited to their respective obligations to cooperate as reasonably necessary to accomplish the closing of the School Site and Commercial Site Escrows, and to also grant each other any easements reasonably necessary in order to allow each party to fulfill their obligations under the Reconveyance Agreement, including, without limitation, temporary construction and access easements and permanent easements to utility companies and governmental agencies.
     3. Title Policies. At Shopoff’s cost, title to the Commercial Site shall be evidenced by a ALTA Standard Coverage Owner’s Policy of Title Insurance with Regional Exceptions (the “Title Policy”), issued by First American Title Insurance Company in the amount reasonably determined by NR 103, as $485,752.00 insuring the Commercial Site as a legal parcel and insuring title vested in NR 103 subject only to the Permitted Exceptions for the Commercial Site. At Shopoff’s cost, title to the School Site shall be evidenced by a ALTA Standard Coverage Owner’s Policy of Title Insurance with Regional Exceptions (the “Title Policy”), issued by First American Title Insurance Company in the amount reasonably determined by Meadow Vista as $270,916.00 insuring the School Site as a legal parcel and insuring title vested in Meadow Vista subject only to the Permitted Exceptions for the School Site.
     4. Costs and Expenses. Shopoff shall pay the documentary transfer taxes, the premiums for the Title Policies, the recording fees and 50% of the Escrow fee. Pursuant to Section 3.7 of the Reconveyance Agreement, Shopoff is obligated to deliver ALTA Standard Coverage Owner’s Policy of Title Insurance with Regional Exceptions at its sole expense. NR 103 and/or Meadow Vista, as applicable, will pay for any title insurance endorsements they may require and 50% of the Escrow fee. Unless otherwise specified in the Reconveyance Agreement, all other costs shall be allocated between the parties in accordance with customary practice in the county in which the property is located.
     5. Prorations. Subject to the provisions of the Reconveyance Agreement regarding Non Permitted CFD’s which shall remain the obligation of Shopoff, the following items shall be prorated as of the transfer: Real property taxes with respect to the property based upon the latest available tax information such that Shopoff shall be responsible for all such taxes levied against the property to and including the day prior to the transfer and NR 103 or Meadow Vista, as applicable, shall be responsible for all taxes and assessments levied against the property after the day prior to the transfer; Premiums for casualty and liability insurance shall not be prorated as NR 103 and Meadow Vista will each obtain their own such insurance upon the transfer.
     6. Reconveyance Agreement. Shopoff confirms that it (i) has read and understands all terms and provisions of the Reconveyance Agreement and all Exhibits attached thereto; (ii) agrees to fully perform all obligations of Pulte as Pulte’s assignee thereunder, and in particular Shopoff specifically reaffirms Section 2.2.10 of the Reconveyance Agreement and its contractual agreement under the Reconveyance Agreement for the timely completion of all of the Obligations specified in the Reconveyance Agreement and all Exhibits attached thereto including but not limited to the commencement of the Barratt Work by the Preliminary Commencement Date and the completion of the Barratt Work by the Final Completion Date; and (iii) understands and agrees that Pulte remains liable in

Newport Road 103
Meadow Vista Holding
December 30, 2008

the event Shopoff fails to perform under the Reconveyance Agreement and agrees that it will not alter or disturb Pulte’s potential liability other than full performance by Shopoff and consequently Meadow Vista and NR 103 will require the consent of Pulte and reaffirmation of its potential liability at all times in the future as a condition of any further amendments, assignments or modifications to the Reconveyance Agreement.
     If the foregoing is consistent with your understanding of the terms and conditions of our agreement, please execute the enclosed counterpart copy of this letter and return it to me at your earliest convenience. Thank you for your courtesy and cooperation.

Very truly yours,

SPT — SWRC, LLC, a Delaware limited liability company

By:	SHOPOFF PARTNERS, L.P., a Delaware limited partnership, its Managing Member

	By:	Shopoff General Partner, LLC, a Delaware limited liability company, its General Partner

		By:	Shopoff Properties Trust, Inc., a Maryland corporation, its Managing Member

			By:	/s/ William A. Shopoff William A. Shopoff,
its President and CEO
[Signatures continue on following page]

Newport Road 103
Meadow Vista Holding
December 30, 2008

ACCEPTANCE
     The undersigned have read and understood the foregoing, and with the intent of being bound hereby, and being duly authorized to do so, hereby agree to and accept the foregoing agreements as of the date first above written.

NR 103:	NEWPORT ROAD 103, LLC
a California limited liability company

	By:	/s/ Paul G. Marx
Paul G. Marx
Managing Member
December 30, 2008

	By:	/s/ David A. Jacinto

David A. Jacinto
Managing Member
December 30, 2008

MEADOW VISTA:	MEADOW VISTA HOLDINGS, LLC
a California limited liability company

	By:	/s/ Paul G. Marx

Paul G. Marx
Managing Member
December 30, 2008

	By:	/s/ David A. Jacinto

David A. Jacinto
Managing Member
December 30, 2008
[Signatures continue on following page]

Newport Road 103
Meadow Vista Holding
December 30, 2008

ACKNOWLEDGEMENT AND AGREEMENT
     The undersigned has read and understood the foregoing, and with the intent of being bound hereby, and being duly authorized to do so, hereby agrees (i) to and accept the foregoing agreements as of the date first above written as a binding First Amendment to the Reconveyance Agreement; (ii) Pulte remains obligated for all of the Obligations specified in the Reconveyance Agreement as amended; (iii) the agreement specified above by NR 103 and Meadow Vista to accept Shopoff as a Permitted Assignee does not in any manner whatsoever release Pulte from the timely completion of all of the Obligations specified in the Reconveyance Agreement including but not limited to the commencement of the Barratt Work by the Preliminary Commencement Date and the completion of the Barratt Work by the Final Completion Date; and (iv) acknowledges that NR 103 and Meadow Vista will require the consent of Pulte and reaffirmation of its potential liability at all times in the future as a condition of any further amendments, assignments or modifications to the Reconveyance Agreement.
PULTE HOME CORPORATION, a Michigan
corporation
By: /s/ Scott Pasternak
Name: Scott Pasternak
Title: Attorney-in-Fact
Date: December 30, 2008

Newport Road 103
Meadow Vista Holding
December 30, 2008
Exhibit “A”
EXHIBIT “A”
[See Attached First American Preliminary Title Report
No. NHRV-2855190 (29), dated as of November 10, 2008]

Newport Road 103
Meadow Vista Holding
December 30, 2008
Exhibit “B”
EXHIBIT “B”
[See Attached First American Preliminary Title Report
No. NHRV-3116696 (29), dated as of November 10, 2008]

Newport Road 103
Meadow Vista Holding
December 30, 2008
Exhibit “C”
EXHIBIT “C”
COMMERCIAL GRANT DEED
RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
Eric O. Freeberg, Esq.
A Professional Law Corporation
P.O. Box 9440
Rancho Santa Fe, CA 92067
MAIL TAX STATEMENTS TO:
Newport Road 103, LLC
219 Meadow Vista Way
Encinitas, California 92024
Attn: Paul G. Marx
(Space Above This Line For Recorder’s Use Only)
GRANT DEED
THE UNDERSIGNED GRANTOR DECLARES:
          DOCUMENTARY TRANSFER TAX IS                                          is based upon a value of $485,752, and is computed on full value of property conveyed;
FOR VALUE RECEIVED, SPT — SWRC, LLC, a Delaware limited liability company, hereby grants to NEWPORT ROAD 103, LLC, a California limited liability company, all of its right, title and interest in and to that certain real property situated in the County of Riverside, State of California, described on Exhibit A attached hereto and by this reference incorporated herein.
IN WITNESS WHEREOF, the undersigned has executed this Grant Deed dated as of December      , 2008.
Grantor:

Newport Road 103
Meadow Vista Holding
December 30, 2008
Exhibit “D”
EXHIBIT “D”
SCHOOL SITE GRANT DEED
RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
Eric O. Freeberg, Esq.
A Professional Law Corporation
P.O. Box 9440
Rancho Santa Fe, CA 92067
MAIL TAX STATEMENTS TO:
Meadow Vista Holdings, LLC
3951 Sierra Linda Drive
Escondido, California 92025
Attn: Paul G. Marx
(Space Above This Line For Recorder’s Use Only)
GRANT DEED
THE UNDERSIGNED GRANTOR DECLARES:
          DOCUMENTARY TRANSFER TAX IS                      is based upon a value of $270,916, and is computed on full value of property conveyed;
FOR VALUE RECEIVED, SPT — SWRC, LLC, a Delaware limited liability company, hereby grants to MEADOW VISTA HOLDINGS, LLC, a California limited liability company, all of its right, title and interest in and to that certain real property situated in the County of Riverside, State of California, described on Exhibit A attached hereto and by this reference incorporated herein.
Grantor:

Newport Road 103
Meadow Vista Holding
December 30, 2008
Exhibit “E”
EXHIBIT “E”
MEMORANDUM OF AGREEMENT
RECORDING REQUESTED BY:
First American Title Company
WHEN RECORDED MAIL TO:
Eric O. Freeberg, Esq.
A Professional Law Corporation
P.O. Box 9440
Rancho Santa Fe, CA 92067
Above Space for Recorder’s Use
MEMORANDUM OF AMENDED AND RESTATED
RECONVEYANCE PARCELS IMPROVEMENT AGREEMENT
     THIS MEMORANDUM OF AMENDED AND RESTATED RECONVEYANCE PARCELS IMPROVEMENT AGREEMENT (“Memorandum”) is made and effective as of December 30, 2008, by SPT —SWRC, LLC, a Delaware limited liability company (“SPT—SWRC”).
     SPT-SWRC owns that certain real property located in the County of Riverside, State of California and more particularly described in Exhibit “1” attached hereto (the “Property”) and incorporated herein by this reference.
     Pursuant to the terms and conditions of certain Amended and Restated Reconveyance Parcels Improvement Agreement dated as of November 15, 2007, as amended by that certain Letter Agreement dated December 30, 2008 (“Reconveyance Agreement”), the owner of the Property is subject to complete certain obligations more specifically set forth therein.
     This Memorandum has been prepared and shall be recorded for the purpose of providing record notice of the Reconveyance Agreement and in no way modifies the provisions of the Reconveyance Agreement.
[Signatures appear on the following page]

     IN WITNESS WHEREOF, the SPT-SWRC has executed this Memorandum on the date first above written.

SPT — SWRC, LLC, a Delaware limited liability company

By:	SHOPOFF PARTNERS, L.P., a Delaware limited partnership, its Managing Member

	By:	Shopoff General Partner, LLC, a Delaware limited liability company, its General Partner

		By:	Shopoff Properties Trust, Inc., a Maryland corporation, its Managing Member

By:
William A. Shopoff,
its President and CEO